SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549


                             ------------------


                                  FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


           Public Service Company of North Carolina, Incorporated
           (Exact name of registrant as specified in its charter)


   North Carolina                             56-0233140
(State of Incorporation or Organization)      (IRS Employer
                Identification No.)


  400 Cox Road, P.O. Box 1398, Gastonia, North Carolina  28053-1398
(Address of principal executive offices)                 (Zip Code)


Securities  to be  registered  pursuant to Section
12(b) of the Act:

                                    Name of each exchange
  Title of each class               on which each class is
  to be so registered               to be registered
  Preferred Stock Purchase          New York Stock Exchange
    Rights


Securities  to be  registered  pursuant to Section
12(g) of the Act:

      None
(Title of Class)


                 Exhibit Index is on Page 8

Item 1.           Description of Securities To Be Registered.

                  On April 9,  1997,  the Board of
Directors  of  Public  Service  Company  of  North
Carolina,  Incorporated (the "Company") declared a
dividend   distribution  of  one  Right  for  each
outstanding share of Common Stock to stockholders of record at the close of business on April 28, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Cumulative
Preferred  Stock,  par value  $25 per  share  (the
"Preferred Stock"), at a Purchase Price of $55.00, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement
(the "Rights  Agreement")  between the Company and
First Union  National Bank of North  Carolina,  as
Rights Agent.

                  By Order  issued  April 8, 1997,
the North Carolina Utilities Commission authorized
PSNC to  reserve  for  issuance  under the  Rights
Agreement, up to 1,500,000 shares of preferred stock and to issue that preferred stock in the future in accordance with the terms of the Rights
Agreement.

                  Initially,  the  Rights  will be
attached   to  all   Common   Stock   certificates
representing  shares  then  outstanding,   and  no
separate Rights  Certificates will be distributed.
The Rights will separate from the Common Stock and
a Distribution Date will occur upon the earlier
 of  (i)  ten  (10)   days   following   a  public
announcement  that a person or group of affiliated
or associated persons (an "Acquiring  Person") has
acquired,   or  obtained  the  right  to  acquire,
beneficial  ownership of fifteen  percent (15%) or
more of the outstanding shares of Common Stock or,
with respect to persons that  beneficially own ten
percent (10%) or more of the outstanding shares of
Common  Stock on April 9,  1997,  such  person has
acquired,   or  obtained  the  right  to  acquire,
beneficial  ownership of twenty  percent  (20%) or
more of the out  standing  shares of Common  Stock
(the "Stock  Acquisition  Date"),  other than as a
result of repurchases of stock by the Company,  or
(ii) ten (10) business days (or such later date as
the   Board   shall   determine)   following   the
commencement  of a tender offer or exchange  offer
that would result in a person or group becoming an
Acquiring Person. Until the Distribution Date, (i)
the Rights will be  evidenced  by the Common Stock
certificates and
will be transferred with and only with such Common
Stock   certificates,   (ii)  new   Common   Stock
certificates  issued  after the  Record  Date will
contain  a  notation  incorpo  rating  the  Rights
Agreement by reference and (iii) the surrender for
transfer  of any  certificates  for  Common  Stock
outstanding  will also  constitute the transfer of
the  Rights   associated  with  the  Common  Stock
represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering
Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  The Rights  are not  exercisable
until the Distribution Date and will expire at the close of business on April 9, 2007, unless earlier redeemed or exchanged by the Company as described below.

                  As soon as practicable after the
Distribution  Date,  Rights  Certificates  will be
mailed to holders of record of the Common Stock as
of the close of business on the Distribution  Date
and, thereafter,  the separate Rights Certificates
alone  will   represent  the  Rights.   Except  as
otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  In  the  event   that  a  person
becomes an Acquiring Person (except pursuant to an
offer for all out standing  shares of Common Stock
that the  independent  directors  determine  to be
fair to and otherwise in the best interests of the
Company  and its  stockholders),  each holder of a
Right will  thereafter  have the right to receive,
upon  exercise,  at the  option  of the  Board  of
Directors,     (i)    Common     Stock,(ii)    one
one-hundredths  of a share of Series A  Cumulative
Preferred  Stock,  the issu ance of which has been
preapproved  by  the  North   Carolina   Utilities
Commission, and/or (ii) cash, property or other securities of the Company, each of (i), (ii) and
(iii) having a value equal to two times the exercise price of the Right. Notwithstanding any of the forego ing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.
However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For  example,   at  an  exercise
price of $100 per  Right,  each Right not owned by
an  Acquiring   Person  (or  by  certain   related
parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consider ation, as noted above) for $100. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid
Right would be entitled to purchase ten shares of Common Stock for $100.

                  In the event  that,  at any time
following  the  Stock  Acquisition  Date,  (i) the
Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this para graph and in the second preceding paragraph are referred to as the "Triggering Events."

                  At  any  time   after  a  person
becomes  an  Acquir  ing  Person  and prior to the
acquisition  by such  person  or  group  of  fifty
percent  (50%) or more of the  outstand ing Common
Stock,  the Board may exchange  the Rights  (other
than  Rights  owned by such  person or group which
have  become  void),  in whole  or in part,  at an
exchange  ratio of one share of Common  Stock,  or
one one-hun  dredths of a share of Preferred Stock
(or  of a  share  of a  class  or  series  of  the
Company's   preferred   stock  having   equivalent
rights,  preferences  and  privileges),  per Right
(subject to adjustment).

                  At any time until ten (10) days following the
Stock Acquisition Date, the Company may redeem the
Rights in whole, but not in part, at a price of $.01 per
Right (payable in cash, Common Stock or other consider
ation deemed appropriate by the Board).  Immediately
upon the action of the Board  ordering  redemption
of the Rights,  the Rights will  terminate and the
only  right of the  holders  of Rights  will be to
receive the $.01 re demption price.  The foregoing
notwithstanding,  the Rights  generally may not be
redeemed   for  one  hundred   eighty  (180)  days
following a change in a majority of the Board as a result of a proxy contest.

                  Until a Right is exercised,  the
holder there of, as such, will have no rights as a
stockholder  of the  Company,  including,  without
limitation,  the  right  to  vote  or  to  receive
dividends.  While the  distribution  of the Rights
will  not be  taxable  to  stockholders  or to the
Company,  stockholders  may,  depending  upon  the
circum  stances,  recognize  taxable income in the
event  that  the  Rights  become  exercisable  for
Common   Stock,    Preferred    Stock   or   other
consideration of the Company or for common stock of the acquiring company as set forth above.

                  Any  of  the  provisions  of the
Rights Agreement may be amended by the Board prior
to the  Distribution  Date. After the Distribution
Date, the  provisions of the Rights  Agreement may
be  amended  by the  Board  in  order  to cure any
ambiguity,  to make changes which do not adversely
affect the  interests of holders of Rights,  or to
shorten  or  lengthen  any time  period  under the
Rights  Agreement;   provided,  however,  that  no
amendment may be made at such time as the Rights are not redeem able.

                  As of March 31, 1997, there were
19,545,517.912 shares of Common Stock of the Company outstanding and no shares of Common Stock of the Company in the treasury. As of March 31, 1997, options to pur chase 505,412.500 shares of Common Stock were outstand ing. Each share of Common Stock of the Company out standing at the close of business on April 28, 1997, will receive one Right. So long as the Rights are attached to the Common Stock, one additional Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each share of Common Stock issued or transferred by the Company in the future. In addition, following the Distribution Date and prior to the expiration or redemp tion of the Rights, the Company may issue Rights when it issues Common Stock only if the Board deems it to be necessary or appropriate, or in connection with the issuance of shares of Common Stock pursuant to the exercise of stock options or under employee plans or upon the exercise, conversion or exchange of certain securities of the Company. One million shares of Preferred Stock are initially reserved for issuance upon exercise of the Rights.

                  The  Rights  may  have   certain
anti-takeover   effects.  The  Rights  will  cause
substantial  dilution  to a person  or group  that
attempts to acquire the Company in a manner  which
causes the Rights to become discount Rights unless
the offer is conditional  on a substantial  number
of Rights  being  acquired.  The Rights,  however,
should not affect any prospective  offeror willing
to make an offer at a fair price and  otherwise in
the  best   interests   of  the  Company  and  its
stockholders as deter mined by a majority of the Directors who are not affili ated with the person making the offer, or willing to negotiate with the Board. The Rights should not inter fere with any merger or other business combination approved by the Board since the Board may, at its option, at any time until ten days following the Stock
Acquisition Date redeem all but not less than all the then outstanding Rights at the Redemption
Price.

                  The Rights  Agreement,  dated as
of April 9, 1997,  between  the  Company and First
Union National Bank of North  Carolina,  as Rights
Agent, specifying the terms of the Rights and including the form of Certificate of Designation, Preferences and Rights setting forth the terms of the Preferred Stock as an exhibit thereto, the press release announcing the declaration of the Rights and a form of letter to the Company's stockholders describing the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 2.           Exhibits.

  1 Rights Agreement, dated as of April 9, 1997, between Public Service Company of North Caro lina, Incorporated and First Union National Bank of North Carolina, as Rights Agent, in cluding the Articles of Amendment setting forth the terms of the Series A Cumulative

                  Preferred  Stock,  par value $25
                  per  share,  as  Exhibit  A, the
                  form of  Rights  Certificate  as
                  Exhibit  B and  the  Summary  of
                  Rights  to  Purchase   Preferred
                  Stock as Exhibit C.  Pursuant to
                  the  Rights  Agreement,  printed
                  Rights  Certificates will not be
                  mailed     until    after    the
                  Distribution  Date (as such term
                  is   defined   in   the   Rights
                  Agreement).

  2               Press Release of the Company dated April 10,
                  1997.

  3 Form of letter to the Company's stockholders describing the Rights.

                                             SIGNATURE


                  Pursuant to the  requirements of
Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly autho rized.


                                  Public Service Company of
                                    North Carolina, Incorporated



Date:  April 10, 1997             By:s\Jack G. Mason
                                     ---------------
                                     Name:   Jack G. Mason
                                     Title:  Vice President -
                Treasurer and Chief
                 Financial Officer

                   EXHIBIT INDEX




Exhibit                        Description

1                     Rights Agreement, dated as of
                      April 9, 1997, between Public
                      Service Company of North Carolina,
                      Incorporated and First Union
                      National Bank of North Carolina,
                      as Rights Agent, including the
                      Articles of Amendment setting
                      forth the terms of the Series A
                      Cumulative Preferred Stock, par
                      value $25 per share, as Exhibit
                      A, the form of Rights Certificate
                      as Exhibit B and the Summary of
                      Rights to Purchase Preferred Stock
                      as Exhibit C.
                      Pursuant to the Rights Agreement,
                      printed  Rights  Certificates  will
                      not  be  mailed   until  after  the
                      Distribution  Date (as such term is
                      defined in the Rights  Agree ment).

2                     Press Release of the Company dated
                      April 10, 1997.


3                     Form of letter to the Company's
                      stockholders describing the Rights.

                                                       EXHIBIT A






-------------------------------------------------------------------------------





                       Public Service Company of North Carolina, Incorporated


                                                 and


                             First Union National Bank of North Carolina


                                           as Rights Agent







                                          Rights Agreement

                                      Dated as of April 9, 1997



-------------------------------------------------------------------------------

                                          TABLE OF CONTENTS

Section                                                                 Page

1.  Certain Definitions................................................  1

2.  Appointment of Rights Agent........................................  7
    ---------------------------

3.  Issuance of Rights Certificates....................................  7
    -------------------------------

4.  Form of Rights Certificates........................................  9
    ---------------------------

5.  Countersignature and Registration.................................. 11

6.  Transfer, Split Up, Combination and
        Exchange of Rights Certificates;
        Mutilated, Destroyed, Lost or Stolen
        Rights Certificates............................................ 11

7.  Exercise of Rights; Purchase Price; Expira
        tion Date of Rights............................................ 13

8.  Cancellation and Destruction of Rights Cer
        tificates...................................................... 16

9.  Reservation and Availability of Capital
        Stock.......................................................... 16

10.  Preferred Stock Record Date....................................... 19
     ---------------------------

11.  Adjustment of Purchase Price, Number and
        Kind of Shares or Number of Rights............................. 19

12.  Certificate of Adjusted Purchase Price or
        Number of Shares............................................... 32

13.  Consolidation, Merger or Sale or Transfer
        of Assets, Cash Flow or Earning Power.......................... 32

14.  Fractional Rights and Fractional Shares........................... 36
     ---------------------------------------

15.  Rights of Action.................................................. 38

16.  Agreement of Rights Holders....................................... 38
     ---------------------------

17.  Rights Certificate Holder Not Deemed a
        Stockholder.................................................... 39

18.  Concerning the Rights Agent........................................ 40
     ---------------------------

19.  Merger or Consolidation or Change of Name
        of Rights Agent................................................. 41

20.  Duties of Rights Agent............................................. 42
     ----------------------

21.  Change of Rights Agent............................................. 45
     ----------------------

22.  Issuance of New Rights Certificates................................ 46
     -----------------------------------

23.  Redemption and Termination......................................... 47

24.  Exchange........................................................... 48

25.  Notice of Certain Events........................................... 50
     ------------------------

26.  Notices............................................................ 51

27.  Supplements and Amendments......................................... 52

28.  Successors......................................................... 53

29.  Determinations and Actions by the Board,
        etc............................................................. 53

30.  Benefits of this Agreement......................................... 53
     --------------------------

31.  Severability....................................................... 54

32.  Governing Law...................................................... 54

33.  Counterparts....................................................... 54

34.  Descriptive Headings............................................... 54


                                          EXHIBITS

Exhibit A --                Form of Aricles of Amendment

Exhibit B --                Form of Rights Certificate

Exhibit C --                Form of Summary of Rights

                                          RIGHTS AGREEMENT


                  RIGHTS  AGREEMENT,  dated  as of
April 9, 1997 (this  "Agreement"),  between Public
Service Company of North Carolina, Incorporated, a
North Carolina corpora tion (the  "Company"),  and
First Union National Bank of North Carolina, a national banking association, as Rights
Agent (the "Rights Agent").

                                        W I T N E S S E T H

                  WHEREAS,  on April 9,  1997 (the
"Rights Dividend  Declaration Date"), the Board of
Directors of the Company (the "Board")  authorized
and declared a dividend distri bution of one Right
for each share of common  stock,  par value  $1.00
per share,  of the Company  (the  "Common  Stock")
outstanding  at the close of business on April 28,
1997 (the "Record  Date"),  and has authorized the
issuance   of  one  Right  (as  such   number  may
hereinafter be adjusted pursuant to the provisions
of Section  11(p) hereof) for each share of Common
Stock  issued  between  the Record  Date  (whether
originally  issued or delivered from the Company's
treasury)  and the  Distribution  Date (as  herein
after defined),  each Right initially representing
the right to purchase one one-hundredth of a share
of  Series  A  Cumulative   Preferred  Stock  (the
"Preferred Stock") having the rights, powers and preferences set forth in the form of the Articles of Amendment to the Amended and Restated Charter of the Company attached hereto as Exhib it A, upon the terms and subject to the conditions here inafter set forth (the "Rights");

                  NOW, THEREFORE, in consideration
of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1.  Certain Definitions.  For purposes
of this Agreement, the following terms have the meanings indicated:

                           (a)  "Acquiring Person" shall mean any
Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (v) any Person who, as of the date hereof, is the Beneficial Owner of ten percent (10%) or more of the shares of Common Stock then out standing unless and until such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of twenty percent
(20%) or more of the shares of Common Stock then outstanding whereupon such Person shall become an Acquiring Person or (vi) any Person who becomes the Beneficial Owner of fifteen per cent (15%) or more, or, with respect to a Person de scribed in clause (v) above, twenty percent (20%) or more, of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of fifteen percent (15%) or more, or twenty percent (20%) or more, as the case may be, of the then outstanding shares of Common Stock, acquires benefi cial ownership of additional shares of Common Stock representing one percent (1%) or more of the shares of Common Stock then outstanding.

                           (b)      "Act" shall mean the Securities Act
of 1933 as amended and in effect on the date of this agreement.

                           (c)  "Affiliate" and "Associate" shall
have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of
1934, as amended and in effect on the date of this Agreement (the "Exchange Act").

                           (d)  A Person shall be deemed the
"Beneficial Owner" of, and shall be deemed to "benefi cially own," any securities:

                           (i) which  such  Person
         or any of  such  Person's  Affiliates  or
         Associates,  directly or indirectly,  has
         the right to acquire  (whether such right
         is exercisable  immediately or only after
         the  passage  of  time)  pursuant  to any
         agreement,  arrangement or  understanding
         (wheth er or not in  writing) or upon the
         exercise of
         conversion   rights,   exchange   rights,
         rights,    warrants   or   options,    or
         otherwise;   provided,  however,  that  a
         Person    shall   not   be   deemed   the
         "Beneficial     Owner"    of,    or    to
         "beneficially    own,"   (A)   securities
         tendered pursuant to a tender or exchange
         offer made by such  Person or any of such
         Person's  Affiliates or Associates  until
         such tendered securities are accepted for
         purchase  or  exchange,   (B)  securities
         issuable  upon  exercise of Rights at any
         time  prior  to  the   occurrence   of  a
         Triggering   Event   or  (C)   securities
         issuable upon exercise of Rights from and after the occurrence of a Triggering
         Event which Rights were acquired by such Person or any of such Person's Affiliates or Associ ates prior to the Distribution
         Date  or  pursuant  to  Section  3(a)  or
         Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                           (ii) which such  Person
         or any of  such  Person's  Affiliates  or
         Associates,  directly or indirectly,  has
         the  right to vote or  dispose  of or has
         "beneficial  ownership" of (as determined
         pursuant  to Rule  13d-3  of the  General
         Rules and Regulations under the Ex change
         Act),    including    pursuant   to   any
         agreement,  arrangement or understanding,
         whether  or  not  in  writing;  provided,
         however,  that  a  Person  shall  not  be
         deemed the "Benefi  cial Owner" of, or to
         "beneficially  own," any  security  under
         this  subparagraph (ii) as a result of an
         agreement,  arrangement or under standing
         to vote such security if such agree ment,
         arrangement or understanding:  (A) arises
         solely  from a  revocable  proxy given in
         response  to a public  proxy  or  consent
         solicitation  made  pursuant  to,  and in
         accordance    with,   the   appli   cable
         provisions of the General Rules and Regu lations under the Exchange Act, and (B) is not reportable by such Person on
         Schedule 13D under the Exchange Act (or any comparable or succes sor report); or

                           (iii)  which are beneficially owned,
         directly or indirectly, by any other Person (or
         any Affiliate or Associate  thereof) with
         which   such   Person  (or  any  of  such
         Person's  Affiliates or  Associates)  has
         any     agreement,     arrangement     or
         understanding    (whether   or   not   in
         writing),  for the purpose of  acquiring,
         holding,  voting  (except  pursuant  to a
         revocable   proxy  as  described  in  the
         proviso to subparagraph (ii) of this paragraph (d)) or disposing of any vot ing securities of the Company;

provided,  however, that nothing in this paragraph
(d) shall cause a Person engaged in business as an
underwrit er of securities  to be the  "Beneficial
Owner"   of,   or  to   "beneficially   own,"  any
securities    acquired   through   such   Person's
participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

                           (e) "Business Day" shall mean any day
other  than a  Saturday,  Sunday or a day on which
banking   institutions   in  the  State  of  North
Carolina are autho rized or obligated by law or executive order to close.

                           (f)  "Close of business" on any given date
shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York
City time, on the next succeeding Business Day.

                           (g)  "Common Stock" shall mean the common
stock,  par value $1.00 per share, of the Company,
except   that   "Common   Stock"  when  used  with
reference  to any Person  other  than the  Company
shall mean the  capital  stock of such Person with
the   greatest   voting   power,   or  the  equity
securities or other equity interest having power to control or direct the management, of such Per son.

                           (h)      "Common Stock Equivalents" shall have
the meaning set forth in Section 11(a)(iii) hereof.

                           (i)      "Current Market Price" shall have the
meaning set forth in Section 11(d)(i) hereof.

                           (j)      "Current Value" shall have the mean
ing set forth in Section 11(a)(iii) hereof.

                           (k)      "Distribution Date" shall have the
meaning set forth in Section 3(a) hereof.

                           (l)      "Exchange Act" shall have the meaning
set forth in Section 1(c) hereof.

                           (m)      "Expiration Date" shall have the
meaning set forth in Section 7(a) hereof.

                           (n)      "Final Expiration Date" shall mean
the close of business on April 9, 2007.

                           (o)  "Person" shall mean any individual,
firm, corporation, partnership or other entity.

                           (p)  "Preferred Stock" shall mean shares
of Series A Cumulative  Preferred Stock, par value
$25.00 per share, of the Company and, to the extent that there are not a sufficient number of shares of Series A Cumula tive Preferred Stock authorized to permit the full exer cise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Cumulative Preferred Stock.

                           (q)      "Principal Party" shall have the
meaning set forth in Section 13(b) hereof.

                           (r)      "Purchase Price" shall have the
meaning set forth in Section 4(a) hereof.

                           (s)      "Record Date" shall have the meaning
set forth in the WHEREAS clause at the beginning of this Agreement.

                           (t)      "Redemption Price" shall have the
meaning set forth in Section 23(a) hereof.

                           (u)      "Rights" shall have the meaning set
forth in the WHEREAS clause at the beginning of the Agreement.

                           (v)      "Rights Agent" shall have the meaning
set forth in the parties clause at the beginning of this Agreement.

                           (w)      "Rights Certificates" shall have the
meaning set forth in Section 3(a) hereof.

                           (x)      "Rights Dividend Declaration Date"
shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

                           (y)      "Section 11(a)(ii) Event" shall mean
any event described in Section 11(a)(ii) hereof.

                           (z)      "Section 11(a)(ii) Trigger Date"
shall have the meaning set forth in Section 11(a)(iii) hereof.

                           (aa)     "Section 13 Event" shall mean any
event described in clauses (x), (y), or (z) of Section
13(a) hereof.

                           (bb)     "Spread" shall have the meaning set
forth in Section 11(a)(iii) hereof.

                           (cc)     "Stock Acquisition Date" shall mean
the first date of public announcement (which, for purpos es of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                           (dd)     "Subsidiary" shall mean, with refer
ence to any Person,  any  corporation  of which an
amount of voting securities sufficient to elect at
least  a  majority  of  the   directors   of  such
corporation  is  beneficially  owned,  directly or
indirectly,   by  such   Person,   or  other  wise
controlled by such Person.

                           (ee)     "Substitution Period" shall have the
meaning set forth in Section 11(a)(iii) hereof.

                           (ff)     "Summary of Rights" shall have the
meaning set forth in Section 3(b) hereof.

                           (gg)     "Trading Day" shall have the meaning
set forth in Section 11(d)(i) hereof.

                           (hh)     "Triggering Event" shall mean any
Section 11(a)(ii) Event or any Section 13 Event.

                  Section 2.  Appointment of Rights Agent.  The
                              ---------------------------
Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common
Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such ap pointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

                  Section 3.  Issuance of Rights Certificates.

                           (a)  Until the earlier of (i) the close of
business   on  the   tenth  day  after  the  Stock
Acquisition  Date (or,  if the tenth day after the
Stock  Acquisition  Date occurs  before the Record
Date, the close of business on the Record Date) or
(ii) the  close of  business  on the tenth day (or
such later  date as the Board  shall  deter  mine)
after the date that a tender or exchange  offer by
any Person (other than the Company, any Subsidiary
of the Company,  or any  employee  benefit plan of
the Company or of any  Subsidiary  of the Company,
or any Person or entity  organized,  appointed  or
established  by the Company for or pursuant to the
terms of any such  plan) is first  pub  lished  or
sent or given within the meaning of Rule  14d-2(a)
of the  General  Rules and  Regulations  under the
Exchange Act, if upon consummation  thereof,  such
Person  would  become  an  Acquiring  Person  (the
earlier of (i) and (ii) being  herein  referred to
as the "Distribution  Date"),  (x) the Rights will
be  evidenced   (subject  to  the   provisions  of
paragraph   (b)  of   this   Section   3)  by  the
certificates  for the Common Stock  registered  in
the  names  of the  holders  of the  Common  Stock
(which  certificates  for  Common  Stock  shall be
deemed also to be certificates for Rights) and not
by separate  certificates  and (y) the Rights will
be  transferable   only  in  connection  with  the
transfer of the underlying  shares of Common Stock
(in cluding a transfer to the Company). As soon as
practica  ble after  the  Distribution  Date,  the
Rights  Agent will send by  first-class,  insured,
postage prepaid mail, to each record holder of the
Common  Stock as of the close of  business  on the
Distribution  Date,  at the address of such holder
shown on the records of the  Company,  one or more
right  certificates,  in substantially the form of
Exhibit  B  hereto  (the  "Rights  Certificates"),
evidencing  one  Right  for each  share of  Common
Stock so held, subject to
adjustment as provided  herein.  In the event that
an ad  justment  in the number of Rights per share
of Common Stock has been made  pursuant to Section
11(p) hereof,  at the time of  distribution of the
Right  Certificates,  the  Company  shall make the
necessary and appropriate rounding adjustments (in
accordance  with  Section  14(a)  hereof)  so that
Rights   Certificates   representing   only  whole
numbers of Rights are distributed and cash is paid
in lieu of any fractional  Rights. As of and after
the   Distribution   Date,   the  Rights  will  be
evidenced solely by such Rights Certificates.

                           (b)  The Company will make available a
copy of a Summary of Rights,  in substantially the
form attached hereto as Exhibit C (the "Summary of
Rights"),  to any  holder  of  Rights  who  may so
request  from  time  to  time.   With  respect  to
certificates  for the Common Stock  outstanding as
of the Record Date or were  issued  subse quent to
the Record  Date,  unless  and until the  Distribu
tion  Date  shall   occur,   the  Rights  will  be
evidenced  by such  certificates  for  the  Common
Stock and the  registered  holders  of the  Common
Stock shall also be the registered  holders of the
associated  Rights.   Until  the  earlier  of  the
Distribution  Date  or  the  Expiration  Date  (as
herein  after   defined),   the  transfer  of  any
certificates  repre senting shares of Common Stock
in respect of which  Rights have been issued shall
also   constitute   the  transfer  of  the  Rights
associated with such shares of Common Stock.

                           (c)  Rights shall be issued in respect of
all  shares  of  Common  Stock  which  are  issued
(whether  originally  issued or from the Company's
treasury)  after the Record  Date but prior to the
earlier of the Distribution Date or the Expiration
Date.  Certificates  representing  such  shares of
Common   Stock   shall   also  be   deemed  to  be
certificates  for  Rights,   and  shall  bear  the
following legend:

                  This  certificate also evidences
         and  enti  tles  the  holder   hereof  to
         certain Rights as set forth in the Rights
         Agreement  between Public Service Company
         of  North  Carolina,   Incorporated  (the
         "Company")    and   the   Rights    Agent
         thereunder (the "Rights Agreement"),  the
         terms of which  are  hereby  incorporated
         herein by  reference  and a copy of which
         is on file at the  principal  of fices of
         the   Company.   Under   certain   circum
         stances,  as  set  forth  in  the  Rights
         Agreement,  such Rights will be evidenced
         by  separate  cer  tificates  and will no
         longer be evidenced by this  certificate.
         The  Company  will mail to the  holder of
         this  certificate  a copy  of the  Rights
         Agreement,  as in  effect  on the date of
         mailing,  without charge,  promptly after
         receipt  of a written  request  therefor.
         Under certain cir cumstances set forth in
         the Rights  Agreement,  Rights issued to,
         or held by,  any  Person  who is,  was or
         becomes  an   Acquiring   Person  or  any
         Affiliate or  Associate  thereof (as such
         terms   are   defined   in   the   Rights
         Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such  certificates  containing the
foregoing  legend,  until the  earlier  of (i) the
Distribution Date or (ii) the Expiration Date, the
Rights    associated   with   the   Common   Stock
represented   by  such   certificates   shall   be
evidenced   by   such   certificates   alone   and
registered  holders of Common  Stock shall also be
the registered  holders of the associated  Rights,
and the transfer of any of such certificates shall
also   constitute   the  transfer  of  the  Rights
associated with the Common Stock represented by such certificates.

                  Section 4.  Form of Rights Certificates.

                           (a)  The Rights Certificates (and the
forms of election to purchase and of assignment to
be printed on the reverse  thereof)  shall each be
substan  tially in the form set forth in Exhibit B
hereto and may have such  marks of  identification
or  designation  and such  legends,  summaries  or
endorsements  printed  thereon as the  Company may
deem appropriate and as are not inconsistent  with
the  provisions  of this  Agreement,  or as may be
required to comply with any applicable law or with
any rule or regulation  made  pursuant  thereto or
with any rule or regulation of any stock  exchange
on  which  the  Rights  may  from  time to time be
listed,  or to  conform  to usage.  Subject to the
provisions  of Section  11 and  Section 22 hereof,
the  Rights  Certificates,  whenever  distributed,
shall be dated as of the Record  Date and on their
face shall entitle the holders thereof to purchase
such  number of one  one-hundredths  of a share of
Preferred Stock as
shall be set forth  therein at the price set forth
therein (such exercise price per one one-hundredth
of a share, the "Purchase Price"),  but the amount
and  type  of  securities   purchasable  upon  the
exercise  of each  Right  and the  Purchase  Price
thereof   shall  be  subject  to  ad  justment  as
provided herein.

                           (b)  Any Rights Certificate issued pur
suant to Section 3(a), Section 11(i) or Section 22
hereof that represents Rights  beneficially  owned
by: (i) an Ac quiring  Person or any  Associate or
Affiliate  of  an  Ac  quiring   Person,   (ii)  a
transferee of an Acquiring  Person (or of any such
Associate or  Affiliate)  who becomes a transferee
after the Acquiring Person becomes such or (iii) a
transferee of an Acquiring  Person (or of any such
Associate or  Affiliate)  who becomes a transferee
prior to or concurrently with the Acquiring Person
becoming such and receives such Rights pursuant to
either  (A)  a  transfer   (whether   or  not  for
consideration)   from  the  Acquiring   Person  to
holders  of  equity  interests  in such  Acquiring
Person or to any Person  with whom such Ac quiring
Person has any continuing  agreement,  arrangement
or understanding  regarding the transferred Rights
or (B) a transfer  which the Board has  determined
is part of a plan,  arrangement  or  understanding
which has as a primary purpose or effect avoidance
of Section 7(e) hereof, and any Rights Certificate
issued  pursuant to Section 6 or Section 11 hereof
upon transfer, exchange, replacement or adjustment
of any other  Rights  Certificate  referred  to in
this  sentence,   shall  contain  (to  the  extent
feasible) the following legend:

         The Rights represented by this Rights Cer
         tificate are or were  beneficially  owned
         by  a  Person   who  was  or   became  an
         Acquiring   Person  or  an  Affiliate  or
         Associate  of an  Acquiring  Per  son (as
         such  terms  are  defined  in the  Rights
         Agreement).  Accordingly, this Rights Cer
         tificate   and  the  Rights   represented
         hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agree ment.

                  Section 5.  Countersignature and Registration.

                           (a)  The Rights Certificates shall be
executed on behalf of the Company by its  Chairman
of the Board, its President or any Vice President,
either  manually or by  facsimile  signature,  and
shall have af fixed thereto the Company's  seal or
a facsimile thereof which shall be attested by the
Secretary  or  an   Assistant   Secretary  or  the
Treasurer  or  an   Assistant   Treasurer  of  the
Company,   either   manually   or   by   facsimile
signature.   The  Rights   Certificates  shall  be
manually countersigned by the Rights Agent and shall not be valid for any pur pose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certifi cates shall cease to be such officer of the Company before countersignature by the Rights
Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights
Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights
Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights
Agreement any such person was not such an officer.

                           (b)  Following the Distribution Date, the
Rights Agent will keep or cause to be kept, at its
prin  cipal  office or offices  designated  as the
appropriate   place   for   surrender   of  Rights
Certificates upon exercise or transfer,  books for
registration    and   transfer   of   the   Rights
Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights
Certificates  and the  date of each of the  Rights
Certificates.

                  Section 6.  Transfer, Split Up, Combination and
Exchange of Rights Certificates; Mutilated, Destroyed,
Lost or Stolen Rights Certificates.

                           (a)  Subject to the provisions of Section
4(b), Section 7(e) and Section 14 hereof, at any time
after the close of business on the Distribution Date, and
at or  prior  to  the  close  of  business  on the
Expiration   Date,   any  Rights   Certificate  or
Certificates   (other  than  Rights   Certificates
representing   Rights  that  have  been  exchanged
pursuant  to  Section  24  hereof)  may  be  trans
ferred,   split  up,  combined  or  exchanged  for
another  Rights   Certificate   or   Certificates,
entitling  the regis  tered  holder to  purchase a
like  number of one  one-hundredths  of a share of
Preferred  Stock  (or,  follow  ing  a  Triggering
Event,   at  the  option  of  the  Board  (i)  one
one-hundredths of a share of Preferred Stock, (ii)
Common  Stock or (iii) other  securities,  cash or
other as sets,  as the case may be) as the  Rights
Certificate  or  Certificates   surrendered   then
entitles such holder (or former holder in the case
of a transfer) to purchase.  Any registered holder
desiring  to  transfer,   split  up,   combine  or
exchange any Rights  Certificate  or Certifi cates
shall make such  request in writing  delivered  to
the Rights Agent,  and shall  surrender the Rights
Certificate  or  Certificates  to be  transferred,
split up,  combined or exchanged at the  principal
office or offices of the Rights  Agent  designated
for such purpose. Neither the Rights Agent nor the
Company  shall be  obligated  to take  any  action
whatsoever  with  respect to the  transfer  of any
such  surrendered  Rights  Certificate  until  the
registered  holder shall have completed and signed
the   certificate   contained   in  the   form  of
assignment  on the  reverse  side of  such  Rights
Certificate   and   shall   have   provided   such
additional   evidence  of  the   identity  of  the
Beneficial Owner (or former  Beneficial  Owner) or
Affiliates  or  Associates  thereof as the Company
shall  reasonably  re quest.  Thereupon the Rights
Agent  shall,  subject  to Section  4(b),  Section
7(e),   Section   14  and   Section   24   hereof,
countersign  and  deliver to the  Person  entitled
thereto   a   Rights    Certificate    or   Rights
Certificates, as the case may be, as so requested.
The  Company  may  re  quire   payment  of  a  sum
sufficient to cover any tax or governmental charge
that  may  be  imposed  in  connection   with  any
transfer, split up, combination or exchange of Rights Certificates.

                           (b)  Upon receipt by the Company and the
Rights Agent of evidence  reasonably  satisfactory
to  them  of  the  loss,  theft,   destruction  or
mutilation of a Rights  Certificate,  and, in case
of loss,  theft or  destruction,  of  indemnity or
security  reasonably  satisfactory  to  them,  and
reimbursement  to the Company and the Rights Agent
of all reasonable expenses incidental thereto, and
upon
surrender to the Rights Agent and  cancellation of
the Rights  Certificate if mutilated,  the Company
will execute and deliver a new Rights  Certificate
of   like   tenor   to  the   Rights   Agent   for
countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                  Section 7.  Exercise of Rights; Purchase Price;
Expiration Date of Rights.

                           (a)  Subject to Section 7(e) hereof, the
registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provid ed herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and
Section  23(a)  hereof) in whole or in part at any
time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights
Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such sur rendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on April 9, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the time at which such Rights are exchanged pursu ant to
Section 24 hereof (the  earliest of (i),  (ii) and
(iii) being herein  referred to as the "Expiration
Date").

                           (b)  The Purchase Price for each one
one-hundredth   of  a  share  of  Preferred  Stock
pursuant   to  the   exercise  of  a  Right  shall
initially be $55.00, and shall be subject to adjustment from time to time as provided in
Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

                           (c)  Upon receipt of a Rights Certificate
representing  exercisable Rights, with the form of
elec tion to  purchase  and the  certificate  duly
executed,  accompanied by payment, with respect to
each Right so exercised, of the Purchase Price per
one  one-hundredth  of a share of Preferred  Stock
(or  other  shares,  securities,   cash  or  other
assets, as the case may be) to be purchased
as set  forth  below  and an  amount  equal to any
applicable  transfer  tax, the Rights Agent shall,
subject  to  Section   20(k)   hereof,   thereupon
promptly  (i) (A)  requisition  from any  transfer
agent of the  shares of  Preferred  Stock (or make
available,  if the  Rights  Agent is the  transfer
agent for such shares)  certificates for the total
number  of  one   one-hundredths  of  a  share  of
Preferred  Stock to be pur chased and the  Company
hereby  irrevocably  authorizes its transfer agent
to comply  with all such  requests,  or (B) if the
Company  shall have  elected to deposit  the total
number of shares of Preferred  Stock issuable upon
exer  cise  of  the   Rights   hereunder   with  a
depositary agent,  requisition from the depositary
agent depositary receipts representing such number
of one  one-hundredths  of a  share  of  Preferred
Stock  as  are  to be  purchased  (in  which  case
certificates  for the  shares of  Preferred  Stock
represented by such receipts shall be deposited by
the transfer agent with the depositary  agent) and
the Company  will direct the  depositary  agent to
comply with such request,  (ii)  requisition  from
the Company the amount of cash, if any, to be paid
in lieu of fractional  shares in  accordance  with
Section 14  hereof,  (iii)  after  receipt of such
certificates  or  depositary  receipts,  cause the
same to be  delivered to or, upon the order of the
registered  holder  of  such  Rights  Certificate,
registered  in  such  name  or  names  as  may  be
designated by such holder,  and (iv) after receipt
thereof, deliver such cash, if any, to or upon the
order  of the  registered  holder  of such  Rights
Certificate. The payment of the Purchase Price (as
such  amount  may be reduced  pursuant  to Section
11(a)(iii)  hereof)  shall  be  made in cash or by
certified  bank check or bank draft payable to the
order  of the  Company.  In  the  event  that  the
Company is  obligated  to issue  other  securities
(including Common Stock) of the Company,  pay cash
and/or   distribute  other  property  pursuant  to
Section  11(a)  hereof,  the Company will make all
arrangements   necessary   so  that   such   other
securities,   cash  and/or   other   property  are
available for distribution by the Rights Agent, if
and when  appropriate.  The Company  reserves  the
right  to  require  prior to the  occurrence  of a
Triggering   Event  that,  upon  any  exercise  of
Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

                           (d)  In case the registered holder of any
Rights Certificate shall exercise less than all the
Rights evidenced thereby, a new Rights Certificate
evidencing   Rights   equivalent   to  the  Rights
remaining  unexercised  shall  be  issued  by  the
Rights Agent and  delivered  to, or upon the order
of,   the   registered   holder  of  such   Rights
Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

                           (e)  Notwithstanding anything in this
Agreement  to the  contrary,  from and  after  the
first occurrence of a Section 11(a)(ii) Event, any
Rights  beneficially  owned  by (i)  an  Acquiring
Person  or  an   Associate   or  Affiliate  of  an
Acquiring   Person,   (ii)  a  transferee   of  an
Acquiring  Person  (or of any such As  sociate  or
Affiliate)  who  becomes  a  transferee  after the
Acquiring   Person   becomes   such,  or  (iii)  a
transferee of an Acquiring  Person (or of any such
Associate  or Af filiate) who becomes a transferee
prior  to or  concur  rently  with  the  Acquiring
Person  becoming  such and re ceives  such  Rights
pursuant to either (A) a transfer  (whether or not
for  consideration)  from the Acquiring  Person to
holders  of  equity  interests  in such  Acquiring
Person or to any  Person  with whom the  Acquiring
Person has any continuing  agreement,  arrangement
or understand ing regarding the transferred Rights
or (B) a transfer  which the Board has  determined
is part of a plan,  ar rangement or  understanding
which  has as a  primary  purpose  or  effect  the
avoidance of this Section 7(e),  shall become null
and void without any further  action and no holder
of such  Rights  shall have any rights  whatsoever
with  respect to such  Rights,  whether  under any
provision  of this  Agreement  or  otherwise.  The
Company shall use all reasonable efforts to insure
that  the  provisions  of this  Section  7(e)  and
Section 4(b) hereof are complied  with,  but shall
have  no   liability   to  any  holder  of  Rights
Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                           (f)  Notwithstanding anything in this
Agreement  to the  contrary,  neither  the  Rights
Agent  nor  the  Company  shall  be  obligated  to
undertake  any action with respect to a registered
holder  upon  the   occurrence  of  any  purported
exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the

Rights Certificate  surrendered for such exercise,
and (ii) provided such additional  evidence of the
identity  of  the  Beneficial   Owner  (or  former
Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                  Section  8.   Cancellation   and
Destruction  of Rights  Certificates.  All  Rights
Certificates   surrendered   for  the  purpose  of
exercise,  transfer,  split up,  com  bination  or
exchange  shall,  if surrendered to the Company or
any of its  agents,  be  delivered  to the  Rights
Agent for  cancellation  or in cancelled form, or,
if  surrendered  to the  Rights  Agent,  shall  be
cancelled by it, and no Rights  Certificates shall
be issued  in lieu  thereof  except  as  expressly
permitted  by  any  of  the   provisions  of  this
Agreement. The Company shall deliver to the Rights
Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other
Rights Cer tificate purchased or acquired by the Company otherwise than upon the exercise thereof.
The  Rights  Agent  shall  deliver  all  cancelled
Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  Section 9.  Reservation and Availability of
Capital Stock.

                           (a)  The Company covenants and agrees that
it will cause to be  reserved  and kept  available
out of  its  authorized  and  unissued  shares  of
Preferred Stock (and,  following the occurrence of
a  Triggering  Event,  at the option of the Board,
out  of its  authorized  and  unis  sued  (i)  one
one-hundredths of a share of Preferred Stock, (ii)
shares  of  Common   Stock   and/or   (iii)  other
securities  or out of its  authorized  and  issued
shares held in its treasury), the number of shares
of Preferred Stock (and,  following the occurrence
of a Triggering Event, at the option of the Board,
(i) one  one-hundredths  of a share  of  Preferred
Stock,   (ii)  Common  Stock  and/or  (iii)  other
securities) that, as provided in this Agree ment including Section 11(a)(iii) hereof, will be suffi cient to permit the exercise in full of all outstanding Rights.

                           (b)  So long as the shares of Preferred
Stock  (and,   following   the   occurrence  of  a
Triggering  Event, at the option of the Board, (i)
one  one-hun  dredths  of  a  share  of  Preferred
Stock,(ii)   Common   Stock   and/or  (iii)  other
securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                           (c)  The Company shall use its best ef
forts  to  (i)  file,   as  soon  as   practicable
following   the  earliest  date  after  the  first
occurrence of a Section  11(a)(ii)  Event on which
the  consideration  to be delivered by the Company
upon exercise of the Rights has been determined in
accordance  with  Section   11(a)(iii)  hereof,  a
registration statement under the Act, with respect
to the securities purchasable upon exercise of the
Rights on an  appropriate  form,  (ii)  cause such
regis  tration  statement  to become  effective as
soon as practi  cable  after such filing and (iii)
cause  such   registration   statement  to  remain
effective  (with a prospectus at all times meeting
the  requirements of the Act) until the earlier of
(A) the date as of which the  Rights are no longer
exercisable  for such  securities and (B) the date
of the expiration of the Rights.  The Company will
also take such action as may be appropriate under,
or to ensure  compliance  with,  the securities or
"blue   sky"  laws  of  the   various   states  in
connection with the  exercisability of the Rights.
The Company may temporari ly suspend, for a period
of time not to exceed  ninety  (90) days after the
date set forth in clause (i) of the first sentence
of this Section 9(c),  the  exercisability  of the
Rights in order to prepare and file such  registra
tion statement and permit it to become  effective.
Upon any such suspension,  the Company shall issue
a   public    announcement    stating   that   the
exercisability  of the Rights has been temporarily
suspended,  as well as a  public  announcement  at
such  time  as  the  suspension  is no  longer  in
effect.   In  addition,   if  the  Company   shall
determine   that  a   registration   statement  is
required  following  the  Distribution  Date,  the
Company    may   tempo    rarily    suspend    the
exercisability  of the Rights until such time as a
registration    statement    has   been   declared
effective.  Notwithstanding  any provision of this
Agree ment to the  contrary,  the Rights shall not
be   exercisable  in  any   jurisdiction   if  the
requisite qualification in such jurisdiction has not been obtained, the exercise thereof is not permitted under applicable law or a regis tration statement has not been declared effective.

                           (d)  The Company covenants and agrees that
it will take all such  action as may be  necessary
to ensure that all one  one-hundredths  of a share
of Preferred Stock (and,  following the occurrence
of a Triggering Event, at the option of the Board,
(i) one  one-hundredths  of a share  of  Preferred
Stock,   (ii)  Common  Stock  and/or  (iii)  other
securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                           (e)  The Company further covenants and
agrees  that it will pay when due and  payable any
and all  federal  and  state  transfer  taxes  and
charges  which may be  payable  in  respect of the
issuance or  delivery  of the Rights  Certificates
and  of  any  certificates  for a  number  of  one
one-hundredths  of a share of Preferred  Stock (or
one  one-hundredths of a share of Preferred Stock,
Common Stock and/or other securities,  as the case
may be) upon the  exercise of Rights.  The Company
shall  not,  however,   be  required  to  pay  any
transfer  tax which may be  payable  in respect of
any transfer or delivery of Rights  Certifi  cates
to  a  Person  other  than,  or  the  issuance  or
delivery  of a number of one  one-hundredths  of a
share of Preferred Stock (or one one-hundredths of
a share of  Preferred  Stock,  Common Stock and/or
other  securities,  as the case may be) in respect
of a name  other  than  that  of,  the  registered
holder  of  the  Rights  Certificates   evidencing
Rights  surrendered  for  exercise  or to issue or
deliver  any  certificates  for a  number  of  one
one-hundredths  of a share of Preferred  Stock (or
one  one-hundredths of a share of Preferred Stock,
Common Stock and/or other secu rities, as the case
may  be)  in  a  name   other  than  that  of  the
registered  holder upon the exercise of any Rights
until  such tax shall have been paid (any such tax
being   payable  by  the  holder  of  such  Rights
Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  Section 10.  Preferred Stock Record Date.  Each
                               ---------------------------
person in whose name any certificate for a number of one
one-hundredths of a share of Preferred Stock (or one one-
hundredths of a share of Preferred Stock, Common Stock
and/or other securities, as the case may be) is issued
upon the exercise of Rights shall for all purposes be
deemed to have become the holder of record of such frac
tional shares of Preferred Stock (or one one-hundredths
of a share of Preferred Stock, Common Stock and/or other
securities, as the case may be) represented thereby on,
and such certificate shall be dated the date upon which
the Rights Certificate evidencing such Rights was duly
surrendered and payment of the Purchase Price (and all
applicable transfer taxes) was made; provided, however,
                                     --------  -------
that if the date of such surrender and payment is a date upon which the Preferred Stock (or one one-hundredths of a share of Preferred Stock, Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock
(or one one-hundredths of a share of Preferred Stock, Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  Section   11.    Adjustment   of
Purchase  Price,  Number  and  Kind of  Shares  or
Number of Rights.  The Purchase Price,  the number
and kind of shares  covered  by each Right and the
number  of  Rights   outstanding  are  subject  to
adjustment  from time to time as  provided in this
Section 11.

                           (a)(i) In the event the
         Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred

         Stock into a smaller  number of shares or
         (D) issue any shares of its capital stock
         in a  reclassification  of the  Preferred
         Stock       (including      any      such
         reclassification  in  connec  tion with a
         consolidation  or  merger  in  which  the
         Company is the  continuing  or  surviving
         corporation),    except   as    otherwise
         provided  in  this   Section   11(a)  and
         Section 7(e) hereof,  the Purchase  Price
         in effect at the time of the record  date
         for such  dividend  or of the effec  tive
         date of such subdivision,  combination or
         reclassification, and the number and kind
         of shares of  Preferred  Stock or capital
         stock,  as the case may be,  issuable  on
         such  date,   shall  be   proportionately
         adjusted  so that the holder of any Right
         exercised   after   such  time  shall  be
         entitled to receive,  upon payment of the
         Pur  chase  Price  then  in  effect,  the
         aggregate  num ber and kind of  shares of
         Preferred  Stock or capital stock, as the
         case may be,  which,  if such  Right  had
         been exercised  immediately prior to such
         date  and at a time  when  the  Preferred
         Stock  transfer books of the Company were
         open,  such holder  would have owned upon
         such   exercise  and  been   entitled  to
         receive  by  virtue  of  such   dividend,
         subdivision,   combination   or  reclassi
         fication.  If an event occurs which would
         re quire an  adjustment  under  both this
         Section  11(a)(i)  and Section  11(a)(ii)
         hereof,  the  adjustment  provided for in
         this   Section   11(a)(i)   shall  be  in
         addition  to, and shall be made prior to,
         any  adjustment   required   pursuant  to
         Section 11(a)(ii) hereof.

                           (ii) Subject to Section
         24 of this  Agreement,  in the  event any
         Person,   alone  or  together   with  its
         Affiliates and Associates,  shall, at any
         time    after   the    Rights    Dividend
         Declaration  Date,  becomes an  Acquiring
         Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the mem bers of the Board who are not officers of the

         Company and who are not  representatives,
         nomi nees, Affiliates or Associates of an
         Acquiring Person,  after receiving advice
         from  one  or  more  investment   banking
         firms,  to be (a) at a price that is fair
         to stockholders (taking into ac count all
         factors  that such  members  of the Board
         deem relevant  including,  without limita
         tion,  prices  that could  reasonably  be
         achieved  if the  Company  or its  assets
         were sold on an orderly basis designed to
         realize maximum val ue) and (b) otherwise
         in the best  interests of the Company and
         its   stockholders,   then,   prompt   ly
         following  the  occurrence of such event,
         proper  provision  shall  be made so that
         each   holder  of  a  Right   (except  as
         provided   below  and  in  Section   7(e)
         hereof) shall  thereafter  have the right
         to receive,  upon exercise thereof at the
         then current Purchase Price in accordance
         with the terms of this Agreement, in lieu
         of a number  of one  one-hundredths  of a
         share of Pre ferred Stock,  at the option
         of the  Board,  (i)  such  number  of one
         one-hundredths  of a share  of  Preferred
         Stock,  the  issuance  of which  has been
         preapproved   by   the   North   Carolina
         Utilities Commission,  as shall equal the
         Adjustment  Shares Amount (the "Preferred
         Adjustment  Shares,") or (ii) such number
         of shares of Com mon Stock of the Company
         as shall  equal the re sult  obtained  by
         (x)   multiplying   the   then  cur  rent
         Purchase  Price by the then number of one
         one-hundredths  of a share  of  Preferred
         Stock for  which a Right was  exercisable
         immediately prior to the first occurrence
         of a  Section  11(a)(ii)  Event,  and (y)
         dividing that product  (which,  following
         such first  occurrence,  shall thereafter
         be  referred to as the  "Purchase  Price"
         for each  Right and for all  purposes  of
         this Agreement) by fifty percent (50%) of
         the  Current  Market  Price   (determined
         pursuant  to Section  11(d)  hereof)  per
         share of Common Stock on the date of such
         first occurrence (the "Common  Adjustment
         Shares",  and,  together  with the Common
         Adjustment    Shares,   the   "Adjustment
         Shares", the number of which is the "Adjustment Shares Amount")

                           (iii) In the event that
         the number of shares of  Preferred  Stock
         or Common Stock, as the case may be, that
         are  authorized by the Company's  Charter
         but  not  outstanding  or re  served  for
         issuance  for  purposes  other  than upon
         exercise of the Rights are not sufficient
         to  permit  the  exercise  in full of the
         Rights in  accordance  with the foregoing
         subparagraph  (ii) of this Section 11(a),
         the Company shall (A) determine the value
         of the  Adjustment  Shares  issuable upon
         the  exercise  of a Right  (the  "Current
         Value"),  and (B)  with  respect  to each
         Right  (subject to Section 7(e)  hereof),
         make adequate provision to substitute for
         the Ad justment Shares, upon the exercise
         of a Right and payment of the  applicable
         Purchase Price, (1) cash, (2) a reduction
         in the Purchase  Price,  (3) Common Stock
         or  other  equity   securi  ties  of  the
         Company (including,  without limita tion,
         shares,  or units of shares, of preferred
         stock, such as the Preferred Stock, which
         the Board has deemed to have  essentially
         the same  value  or  economic  rights  as
         shares of Common  Stock  (such  shares of
         preferred  stock  being  referred  to  as
         "Common  Stock  Equivalents")),  (4) debt
         securities  of  the  Company,  (5)  other
         assets  or  (6)  any  combination  of the
         foregoing,   having  an  aggregate  value
         equal  to the  Current  Value  (less  the
         amount of any  reduction  in the Purchase
         Price),  where such  aggregate  value has
         been  determined  by the Board based upon
         the advice of an investment  banking firm
         selected by the Board; provided, however,
         that if the  Company  shall not have made
         adequate   provision  to  deliver   value
         pursuant  to  clause  (B)  above   within
         thirty (30) days  following  the later of
         (x) the  first  occurrence  of a  Section
         11(a)(ii) Event and (y) the date on which
         the   Company's   right   of   redemption
         pursuant to Section  23(a)  expires  (the
         later of (x) and (y)  being re  ferred to
         herein as the "Section  11(a)(ii) Trigger
         Date"),  then the  Company  shall be obli
         gated to deliver,  upon the surrender for
         exer   cise  of  a  Right   and   without
         requiring  payment of the Purchase Price,
         (i)  one  one-hundredths  of a  share  of
         Preferred    Stock    (to   the    extent
         available), and then, if necessary, cash,
         which
         shares  and/or  cash  have  an  aggregate
         value  equal to the Spread or (ii) shares
         of   Common    Stock   (to   the   extent
         available). For purposes of the preceding
         sentence,  the term  "Spread"  shall mean
         the excess of (i) the Current  Value over
         (ii) the  Purchase  Price.  If the  Board
         determines  in  good  faith  that  it  is
         likely that sufficient  additional shares
         of Common Stock or Preferred  Stock could
         be authorized for issu ance upon exercise
         in full of the  Rights,  the thirty  (30)
         day  period   set  forth   above  may  be
         extended to the extent necessary, but not
         more  than  ninety  (90)  days  after the
         Section  11(a)(ii) Trigger Date, in order
         that the Com  pany  may seek  stockholder
         approval  for the  authorization  of such
         additional  shares  (such thirty (30) day
         period, as it may be extended,  is herein
         called the "Substitution Period"). To the
         extent  that  action is to be taken pursu
         ant to the first and/or  third  sentences
         of this Section  11(a)(iii),  the Company
         (1) shall pro vide,  subject  to  Section
         7(e) hereof, that such action shall apply
         uniformly to all  outstanding  Rights and
         (2) may suspend the exercisability of the
         Rights  until the  expiration  of the Sub
         stitution  Period  in order to seek  such
         stock    holder    approval    for   such
         authorization   of  addi  tional   shares
         and/or to decide the appropriate  form of
         distribution  to be made pursuant to such
         first sentence and to determine the value
         thereof.   In  the   event  of  any  such
         suspension,  the  Company  shall  issue a
         public  announcement   stating  that  the
         exercisability  of the  Rights  has  been
         temporarily  suspended,   as  well  as  a
         public announcement at such time as the suspen sion is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the current market price per share of the Common Stock on the Sec tion 11(a)(ii)
         Trigger Date and the per share or per unit value of any Common Stock Equiva lent shall be deemed to equal the current mar ket price per share of the Common
         Stock on such date.

                           (b)  In case the Company shall fix a
record date for the issuance of rights, options or
war  rants  to  all  holders  of  Preferred  Stock
entitling them to subscribe for or purchase (for a
period  expiring  within  forty-five (45) calendar
days after such record date)  Preferred  Stock (or
shares  having  the same  rights,  privileges  and
preferences  as  the  shares  of  Preferred  Stock
("Equivalent  Preferred Stock")) or securities con
vertible  into   Preferred   Stock  or  Equivalent
Preferred  Stock at a price per share of Preferred
Stock or per share of Equivalent  Preferred  Stock
(or having a conver  sion  price per  share,  if a
security   convertible  into  Preferred  Stock  or
Equivalent  Preferred Stock) less than the Current
Market Price (as  determined  pursuant to Sec tion
11(d) hereof) per share of Preferred Stock on such
record date,  the  Purchase  Price to be in effect
after  such  record  date shall be  determined  by
multiplying   the   Purchase   Price   in   effect
immediately   prior  to  such  record  date  by  a
fraction,  the  numerator  of  which  shall be the
number of shares of Preferred Stock outstanding on
such  record  date,  plus the  number of shares of
Preferred Stock that the aggregate  offering price
of the total number of shares of  Preferred  Stock
and/or Equivalent Preferred Stock so to be offered
(and/or the aggregate initial  conversion price of
the convertible securities so to be offered) would
purchase at such  Current  Market  Price,  and the
denominator of which shall be the number of shares
of  Preferred  Stock  outstanding  on such  record
date,  plus the  number  of  additional  shares of
Preferred Stock and/or Equivalent  Preferred Stock
to be offered for  subscription  or  purchase  (or
into  which the  convertible  securities  so to be
offered are initially  convertible).  In case such
subscription  price  may be  paid by  delivery  of
consider  ation  part or all of which  may be in a
form   other   than   cash,   the  value  of  such
consideration shall be as deter mined in good faith by the Board, whose determination shall be described in a statement filed with the Rights
Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred
Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such compu tation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                           (c)  In case the Company shall fix a
record date for a  distribution  to all holders of
Preferred Stock  (including any such  distribution
made in connection with a consolidation  or merger
in   which   the   Company   is   the   continuing
corporation)  of evidences of  indebtedness,  cash
(other than a regular  quarterly cash dividend out
of  the  earnings  or  retained  earnings  of  the
Company), assets (other than a dividend payable in
Preferred   Stock,   but  including  any  dividend
payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase
Price to be in effect after such record date shall be determined by multiplying the Pur chase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to
Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value
(as determined in good faith by the Board, whose determination shall be de scribed in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebted ness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current
Market  Price (as  determined  pursuant to Section
11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase
Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                           (d)(i) For the  purpose
         of any computation hereunder,  other than
         computations  made  pursuant  to  Section
         11(a)(iii)  hereof,  the "Current  Market
         Price"  per share of Common  Stock on any
         date shall be deemed to be the average of
         the  daily  closing  prices  per share of
         such  Common  Stock for the  thirty  (30)
         consecutive  Trading Days (as hereinafter
         de fined) immediately prior to such date,
         and for pur  poses of  computations  made
         pursuant  to Section  11(a)(iii)  hereof,
         the  Current  Market  Price  per share of
         Common  Stock on any date shall be deemed
         to be the  average  of the daily  closing
         prices per share of such Common Stock for
         the ten  (10)  consecutive  Trading  Days
         immediately   following  such  date;  pro
         vided, however, that in the event that the Current

         Market  Price  per  share  of the  Common
         Stock  is  deter  mined  during  a period
         following the  announcement by the issuer
         of such Common Stock of (A) a dividend or
         distribution on such Common Stock payable
         in  shares of such  securities  or Common
         Stock  convertible  into  shares  of such
         Common Stock (other than the Rights),  or
         (B)  any   subdivision,   combination  or
         reclassifica  tion of such Common  Stock,
         and  the   ex-dividend   date   for  such
         dividend or  distribution,  or the record
         date for such subdivision, combination or
         reclas sification shall not have occurred
         prior   to   the   commencement   of  the
         requisite  thirty (30) Trading Day or ten
         (10)  Trading  Day  period,  as set forth
         above,  then,  and in each such case, the
         Current  Market  Price  shall be properly
         adjusted to take into account ex-dividend
         trading.  The closing  price for each day
         shall be the  last  sale  price,  regular
         way, or, in case no such sale takes place
         on such day,  the  average of the closing
         bid and asked  prices,  regular  way,  in
         either case as reported in the  principal
         consolidated transaction reporting system
         with  respect  to  securities  listed  or
         admitted to trading on the New York Stock
         Exchange  or,  if the  shares  of  Common
         Stock  are  not  listed  or  admitted  to
         trading on the New York  Stock  Exchange,
         as reported in the principal consolidated
         transaction reporting system with respect
         to  securities  listed  on the  principal
         national securities exchange on which the
         shares  of  Common  Stock  are  listed or
         admitted  to trading or, if the shares of
         Common  Stock are not listed or  admitted
         to trading on any  national  secu  rities
         exchange,  the last  quoted  price or, if
         not so  quoted,  the  average of the high
         bid  and   low   asked   prices   in  the
         over-the-counter  market,  as reported by
         the National  Association  of  Securities
         Dealers,  Inc. Automated Quotation System
         ("NASDAQ")  or such other  system then in
         use,  or, if on any such date the  shares
         of  Common  Stock  are not  quoted by any
         such  organization,  the  average  of the
         closing bid and asked prices as furnished
         by a  professional  market maker making a
         market in the Common  Stock  selected  by
         the Board.  If on any such date no market
         maker is  making a market  in the  Common
         Stock,  the fair value of such  shares on
         such date as deter mined in good faith by
         the  Board   shall  be  used.   The  term
         "Trading  Day"  shall mean a day on which
         the   principal    national    securities
         exchange on which the
         shares  of  Common  Stock  are  listed or
         admitted  to  trading  is  open  for  the
         transaction of business or, if the shares
         of  Common   Stock  are  not   listed  or
         admitted  to  trading  on  any   national
         securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Cur rent Market
         Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (ii) For the purpose of
         any  computation  hereunder,  the Current
         Market Price per share of Preferred Stock
         shall be determined in the same manner as
         set forth  above for the Common  Stock in
         clause (i) of this  Section  11(d) (other
         than the last sentence  thereof).  If the
         Current   Market   Price   per  share  of
         Preferred  Stock cannot be  determined in
         the  manner  provided  above  or  if  the
         Preferred  Stock is not publicly  held or
         listed or traded in a manner described in
         clause  (i) of this  Section  11(d),  the
         Current   Market   Price   per  share  of
         Preferred  Stock  shall  be  conclusively
         deemed to be an  amount  equal to 100 (as
         such number may be appropriately adjusted
         for such  events as stock  splits,  stock
         dividends  and   recapitalizations   with
         respect to the Common Stock occurring after the date of this Agreement) multi plied by the Current Market Price per share of the Common Stock. If neither the Preferred Stock nor the Common Stock is publicly held or so listed or traded, Current Market Price per share of the Pre ferred Stock shall mean the fair value per share as determined in good faith by the Board, whose deter mination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (e)  Anything herein to the contrary not
withstanding,  no adjustment in the Purchase Price
shall be  required  unless such  adjustment  would
require an  increase  or  decrease of at least one
percent  (1%)  in the  Purchase  Price;  provided,
however,  that any adjustments  which by reason of
this  Section  11(e) are not  required  to be made
shall be carried forward and taken into account in
any subsequent adjustment.  All calculations under
this  Section 11 shall be made to the nearest cent
or to
the  nearest  ten-thousandth  of a share of Common
Stock or other share or  one-millionth  of a share
of   Preferred   Stock,   as  the   case  may  be.
Notwithstanding the first sentence of this Section
11(e), any adjustment  required by this Section 11
shall  be made no  later  than the ear lier of (i)
three (3) years from the date of the transac  tion
that   mandates   such   adjustment  or  (ii)  the
Expiration Date.

                           (f)  If as a result of an adjustment made
pursuant  to Section  11(a)(ii)  or Section  13(a)
hereof,   the  holder  of  any  Right   thereafter
exercised  shall  become  entitled  to receive any
shares  of  capital  stock  other  than  Preferred
Stock,  thereafter the number of such other shares
so  receivable  upon exercise of any Right and the
Purchase   Price   thereof  shall  be  subject  to
adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g),
(h), (i), (j), (k) and (m), and the provi sions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

                           (g)  All Rights originally issued by the
Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hun dredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                           (h)  Unless the Company shall have exer
cised its  election as provided in Section  11(i),
upon each  adjustment  of the Purchase  Price as a
result of the calculations  made in Sections 11(b)
and (c), each Right outstanding  immediately prior
to the making of such adjustment  shall thereafter
evidence  the right to pur chase,  at the adjusted
Purchase Price, that number of one  one-hundredths
of a share of Preferred  Stock  (calculated to the
nearest one-millionth) obtained by (i) multiplying
(x) the  number of one  one-hundredths  of a share
covered  by a  Right  immediately  prior  to  this
adjustment,  by (y) the  Purchase  Price in effect
immediately   prior  to  such  adjustment  of  the
Purchase  Price,  and (ii) dividing the product so
obtained   by  the   Purchase   Price  in   effect
immediately  after such adjustment of the Purchase
Price.

                           (i)  The Company may elect on or after the
date of any  adjustment  of the Purchase  Price to
adjust  the  number  of  Rights,  in  lieu  of any
adjustment in the number of one  one-hundredths of
a share of Preferred  Stock  purchasable  upon the
exercise   of  a   Right.   Each  of  the   Rights
outstanding  after the adjustment in the number of
Rights shall be exercisable  for the number of one
one-hundredths  of a share of Preferred  Stock for
which a Right was exercisable immediately prior to
such ad justment.  Each Right held of record prior
to such ad justment of the number of Rights  shall
become  that number of Rights  (calculated  to the
nearest one  ten-thousandth)  obtained by dividing
the Purchase Price in effect im mediately prior to
adjustment  of the Purchase  Price by the Purchase
Price in effect  immediately  after  adjustment of
the  Purchase  Price.  The  Company  shall  make a
public  announcement of its election to adjust the
number of Rights,  indicating  the record date for
the  adjustment,  and,  if known at the time,  the
amount of the  adjustment to be made.  This record
date may be the date on which the  Purchase  Price
is  adjusted  or any day  thereafter,  but, if the
Rights Certificates have been issued,  shall be at
least  ten (10)  days  later  than the date of the
public  announcement.  If Rights Certificates have
been issued, upon each adjustment of the number of
Rights pursuant to this Section 11(i), the Company
shall,  as  promptly as  practicable,  cause to be
distributed   to   holders  of  record  of  Rights
Certificates    on   such   record   date   Rights
Certificates  evidencing,  subject  to  Section 14
hereof,   the  additional  Rights  to  which  such
holders  shall be  entitled  as a  result  of such
adjustment,  or,  at the  option  of the  Company,
shall cause to be  distributed  to such holders of
record in  substitution  and  replacement  for the
Rights  Certificates held by such holders prior to
the  date  of   adjustment,   and  upon  surrender
thereof,  if required by the  Company,  new Rights
Certificates  eviden  cing all the Rights to which
such  holders   shall  be  en  titled  after  such
adjustment.   Rights   Certificates   so   to   be
distributed shall be issued,  executed and counter
signed in the manner  provided for herein (and may
bear,  at the option of the Company,  the adjusted
Purchase  Price)  and shall be  registered  in the
names  of  the  hold  ers  of   record  of  Rights
Certificates on the record date specified in the public announcement.

                           (j)  Irrespective of any adjustment or
change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share that were ex pressed in the initial Rights Certificates issued hereun der.

                           (k)  Before taking any action that would
cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-hun dredths of a share of Preferred
Stock issuable upon exer cise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be neces sary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

                           (l)  In any case in which this Section 11
shall  require that an  adjustment in the Purchase
Price be made  effective as of a record date for a
specified  event,  the  Company may elect to defer
until the occurrence of such event the issuance to
the  holder of any Right  exer  cised  after  such
record date of the number of one one-hundredths of
a share of Preferred Stock and other capital stock
or  securities  of the Company,  if any,  issuable
upon such  exercise  over and above the  number of
one  one-hundredths  of a share of Preferred Stock
and  other  capital  stock  or  securities  of the
Company,  if any,  issuable  upon such exercise on
the basis of the Purchase Price in effect prior to
such  adjustment;   provided,  however,  that  the
Company shall deliver to such holder a due bill or
other  appropriate   instrument   evidencing  such
holder's right to receive such  additional  shares
(frac tional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                           (m)  Anything in this Section 11 to the
contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase
Price, in ad dition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred
Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market

Price, (iii) issuance wholly for cash of shares of
Pre  ferred  Stock  or  securities  which by their
terms are  convertible  into or  exchangeable  for
shares of Preferred Stock, (iv) stock dividends or
(v)  issuance  of  rights,   options  or  warrants
referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                           (n)  The Company covenants and agrees that
it shall not,  at any time after the  Distribution
Date, (i) consolidate with any other Person (other
than a Sub sidiary of the Company in a transaction
that  complies with Section  11(o)  hereof),  (ii)
merge with or into any other Person  (other than a
Subsidiary of the Company in a  transaction  which
complies with Section 11(o) hereof), or (iii) sell
or transfer (or permit any  Subsidiary  to sell or
transfer),  in one  transaction,  or a  series  of
related transactions, assets, cash flow or earning
power aggre gating more than fifty  percent  (50%)
of the assets or earning  power of the Company and
its  Subsidiaries  (taken as a whole) to any other
Person or Persons  (other than the Company  and/or
any  of   its   Subsidiaries   in   one  or   more
transactions  each of which  complies with Section
11(o)   hereof),   if  (x)  at  the   time  of  or
immediately  after such  consolidation,  merger or
sale  there  are any  rights,  warrants  or  other
instruments    or   securities    outstanding   or
agreements in effect which would substantially dimin ish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section
13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                           (o)  The Company covenants and agrees
that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                           (p)  Anything in this Agreement to the
contrary notwithstanding, in the event that the Company
shall  at  any  time  after  the  Rights  Dividend
Declaration  Date and  prior  to the  Distribution
Date (i)  declare a  dividend  on the  outstanding
shares  of  Common  Stock  pay able in  shares  of
Common  Stock,  (ii)  subdivide  the out  standing
shares  of  Common  Stock  or  (iii)  combine  the
outstanding  shares of Common Stock into a smaller
number of shares,  the number of Rights associated
with each share of Common Stock then  outstanding,
or issued or delivered thereafter but prior to the
Distribution   Date,   shall  be   proportionately
adjusted  so that the number of Rights  thereafter
associated   with  each  share  of  Common   Stock
following  any such event  shall  equal the result
obtained  by  multiplying  the  number  of  Rights
associated   with  each  share  of  Common   Stock
immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding im mediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

                  Section   12.   Certificate   of
Adjusted  Purchase  Price  or  Number  of  Shares.
Whenever  an  adjustment  is made as  provided  in
Section  11 and  Section 13  hereof,  the  Company
shall (a) promptly  prepare a certificate  setting
forth such adjustment and a brief statement of the
facts accounting for such adjustment, (b) promptly
file with the Rights Agent, and with each transfer
agent  for the  Preferred  Stock  and  the  Common
Stock,  a copy of such cer  tificate  and (c) if a
Distribution  Date  has  occurred,  mail  a  brief
summary   thereof  to  each  holder  of  a  Rights
Certificate in accordance  with Section 26 hereof.
The  Rights  Agent  shall  be fully  protected  in
relying  on  any  such   certificate  and  on  any
adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.

                  Section 13.  Consolidation, Merger or Sale or
Transfer of Assets, Cash Flow or Earning Power.

                           (a)  In the event that, following the
Stock  Acquisition  Date,  directly or indirectly,
(x) the Company shall  consolidate  with, or merge
with and into,  any  other  Person  (other  than a
Subsidiary of the Company in a  transaction  which
complies  with  Section  11(o)  here of),  and the
Company shall not be the  continuing or sur viving
corporation of such  consolidation or merger,  (y)
any Person (other than a Subsidiary of the Company
in a transaction which complies with Section 11(o)
hereof) shall  consolidate  with, or merge with or
into,  the Com pany,  and the Company shall be the
continuing  or  sur  viving  corporation  of  such
consolidation  or merger and, in  connection  with
such  consolidation or merger,  all or part of the
outstanding   shares  of  Common  Stock  shall  be
changed  into or  exchanged  for  stock  or  other
securities  of any  other  Person  or  cash or any
other  property,  or (z) the Company shall sell or
otherwise   transfer   (or  one  or  more  of  its
Subsidiaries  shall sell or otherwise  trans fer),
in one  transaction or a series of related transac
tions,   assets,   cash  flow  or  earning   power
aggregating  more than fifty  percent (50%) of the
assets,  cash flow or earning power of the Company
and its  Subsidiaries  (taken  as a whole)  to any
Person or Persons  (other  than the Company or any
Subsidiary   of  the   Company   in  one  or  more
transactions  each of which  complies with Section
11(o) hereof), then, and in each such case (except
as may be  contemplated  by Section 13(d) hereof),
proper  provision  shall be made so that: (i) each
holder of a Right,  except as  provided in Section
7(e) hereof,  shall  thereaf ter have the right to
receive,  upon the  exercise  thereof  at the then
current  Purchase  Price  in  accordance  with the
terms of this  Agreement,  such  number of validly
autho rized and issued, fully paid, non-assessable
and freely tradeable shares of Common Stock of the
Principal  Party  (as  such  term  is  hereinafter
defined), not subject to any liens,  encumbrances,
rights of first refusal or other  adverse  claims,
as shall be equal to the  result  obtained  by (1)
multiplying the then current Purchase Price by the
number  of  one   one-hundredths  of  a  share  of
Preferred  Stock for which a Right is  exercisable
immediately  prior to the  first  occurrence  of a
Section 13 Event (or, if a Section 11(a)(ii) Event
has occurred  prior to the first  occurrence  of a
Section 13 Event,  multiplying  the number of such
one  one-hundredths  of a share  for which a Right
was  exercisable  immediately  prior to the  first
occurrence  of a  Section  11(a)(ii)  Event by the
Purchase Price in effect immediately prior to such
first  occurrence),   and  dividing  that  product
(which, following the first occur rence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) fifty percent
(50%) of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal

Party on the date of  consummation of such Section
13  Event;   (ii)  such   Principal   Party  shall
thereafter  be liable for,  and shall  assume,  by
virtue  of  such   Section   13  Event,   all  the
obligations and duties of the Company  pursuant to
this  Agreement;  (iii) the term  "Company"  shall
thereafter  be deemed  to refer to such  Principal
Party,  it being  specifically  intended  that the
provisions  of Section 11 hereof  shall apply only
to  such  Principal   Party  following  the  first
occurrence  of  a  Section  13  Event;  (iv)  such
Principal Party shall take such steps  (including,
but  not   limited  to,  the   reservation   of  a
sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock there after deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Sec tion 13 Event.

                           (b)  "Principal Party" shall mean:

                           (i) in the  case of any
         transaction  described  in clause  (x) or
         (y)  of the  first  sentence  of  Section
         13(a),  the Person  that is the issuer of
         any  securities   into  which  shares  of
         Common Stock of the Company are converted in such merger or consolidation, and if no securi ties are so issued, the Person that is the other party to such merger or consolidation; and

                           (ii) in the case of any
         transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Sub sidiary, directly or indirectly, of more than one
Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                           (c)  The Company shall not consummate any
such  consolidation,   merger,  sale  or  transfer
unless the Principal Party shall have a sufficient
number of  authorized  shares of its Common  Stock
which  have  not  been  issued  or  reserved   for
issuance  to permit  the  exercise  in full of the
Rights  in  accordance  with this  Section  13 and
unless   prior   thereto   the  Company  and  such
Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs
(a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section
13, the Principal Party will:

                           (i)  prepare and file a
         registration  statement  under  the  Act,
         with   respect  to  the  Rights  and  the
         securities  purchasable  upon exercise of
         the Rights on an  appropriate  form,  and
         will use its best  efforts  to cause such
         registration   statement  to  (A)  become
         effective as soon as practicable after such filing and (B) remain effective
         (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                           (ii)  will  deliver  to
         holders   of   the   Rights    historical
         financial  statements  for the  Principal
         Party  and each of its  Affiliates  which
         comply  in  all  respects   with  the  re
         quirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a
Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                           (d)  Notwithstanding anything in this
Agreement to the contrary, Section 13 shall not be
ap  plicable  to  a   transaction   described   in
subparagraphs  (x) and (y) of Section 13(a) if (i)
such  transaction is consummated  with a Person or
Persons  who  acquired   shares  of  Common  Stock
pursuant to a tender  offer or exchange  offer for
all  outstanding  shares  of  Common  Stock  which
complies with the provisions of Section  11(a)(ii)
hereof (or a wholly owned  subsidiary  of any such
Person  or  Persons),  (ii) the price per share of
Common Stock of fered in such  transaction  is not
less than the price per share of Common Stock paid
to all  holders  of shares of Common  Stock  whose
shares  were  purchased  pursuant  to such  tender
offer or  exchange  offer  and  (iii)  the form of
consideration   being  offered  to  the  remaining
holders of shares of Common Stock pursuant to such
transaction   is  the   same   as  the   form   of
consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

                  Section 14.  Fractional Rights and Fractional
Shares.

                           (a)  The Company shall not be required to
issue  fractions  of Rights,  except  prior to the
Distribu  tion Date as provided  in Section  11(p)
hereof, or to distribute Rights Certificates which
evidence   fractional  Rights.  In  lieu  of  such
fractional  Rights,  there  shall  be  paid to the
registered  holders  of the Rights  Certifi  cates
with regard to which such fractional  Rights would
otherwise be issuable,  an amount in cash equal to
the same fraction of the current market value of a
whole Right.  For purposes of this Section  14(a),
the current market value of a whole Right shall be
the  closing  price of the Rights for the  Trading
Day  immediately  prior to the date on which  such
fractional   Rights  would  have  been   otherwise
issuable.  The closing price of the Rights for any
day shall be the last sale price, regular way, or,
in case no such sale takes place on such day,  the
average  of the  closing  bid  and  asked  prices,
regular  way,  in either  case as  reported in the
principal   consolidated  transac  tion  reporting
system  with  respect  to  securities   listed  or
admitted to trading on the New York Stock Exchange
or, if the Rights are not  listed or  admitted  to
trading  on  the  New  York  Stock  Exchange,   as
reported in the principal consolidated transaction
reporting system with respect to
securities   listed  on  the  principal   national
securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used.

                           (b)  The Company shall not be required to
issue  fractions  of  shares  of  Preferred  Stock
(other than fractions that are integral  multiples
of  one  one-hundredth  of a  share  of  Preferred
Stock)   upon   exercise   of  the  Rights  or  to
distribute certificates which evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Pre ferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredths of a share of Preferred Stock. For purposes of this
Section  14(b),  the current  market  value of one
one-hundredths of a share of Preferred Stock shall be one one-hundredths of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                           (c)  Following the occurrence of a Trig
gering Event, the Company shall not be required to
issue  fractions  of shares of Common  Stock  upon
exercise   of   the   Rights   or  to   distribute
certificates  which evidence frac tional shares of
Common  Stock.  In lieu of  fractional  shares  of
Common   Stock,   the   Company  may  pay  to  the
registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                           (d)  The holder of a Right by the accep
tance of the Rights  expressly waives his right to
receive any  fractional  Rights or any  fractional
shares  upon  exercise  of  a  Right,   except  as
permitted by this Section 14.

                  Section  15.  Rights of  Action.
All rights of action in respect of this  Agreement
are vested in the respective registered holders of
the  Rights   Certificates   (and,  prior  to  the
Distribution  Date, the registered  holders of the
Common Stock);  and any  registered  holder of any
Rights  Certificate (or, prior to the Distribution
Date, of the Common Stock), without the consent of
the  Rights  Agent or of the  holder  of any other
Rights Cer tificate (or, prior to the Distribution
Date, of the Common Stock), may, in his own behalf
and  for  his  own  benefit,   enforce,   and  may
institute   and  maintain  any  suit,   action  or
proceeding  against  the  Company to en force,  or
otherwise act in respect of, his right to exercise
the Rights evidenced by such Rights Certificate in
the manner provided in such Rights Certificate and
in this Agreement.  Without limiting the foregoing
or  any  remedies  available  to  the  holders  of
Rights,  it is specifically  acknowledged that the
holders  of  Rights  would  not  have an  adequate
remedy at law for any breach of this Agreement and
shall be entitled to specific  performance  of the
obligations   hereunder  and   injunctive   relief
against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

                  Section 16.  Agreement of Rights
Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                           (a)  prior to the Distribution Date, the
Rights will be transferable only in connection with the transfer of Common Stock;

                           (b)  after the Distribution Date, the
Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights
Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                           (c)  subject to Section 6(a) and Section
7(f) hereof,  the Company and the Rights Agent may
deem and treat the  person in whose  name a Rights
Certificate (or, prior to the  Distribution  Date,
the  associated   Common  Stock   certificate)  is
registered as the absolute owner thereof and of the Rights evidenced thereby (not withstanding any notations of ownership or writing on the Rights
Certificates or the associated Common Stock cer tificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

                           (d)  notwithstanding anything in this
Agreement to the contrary, neither the Company nor
the Rights  Agent shall have any  liability to any
holder  of a Right or other  Person as a result of
its  inability  to perform any of its  obligations
under this Agreement by reason of any  preliminary
or permanent  injunction or other order, decree or
ruling   issued   by  a   court   of  com   petent
jurisdiction or by a  governmental,  regulatory or
administrative   agency  or  commission,   or  any
statute,   rule,  regulation  or  executive  order
promulgated   or  enacted   by  any   governmental
authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or other wise overturned as soon as possible.

                  Section 17.  Rights  Certificate
Holder Not  Deemed a  Stockholder.  No holder,  as
such, of any Rights  Certificate shall be entitled
to vote,  receive  dividends  or be deemed for any
purpose   the   holder   of  the   number  of  one
one-hundredths  of a share of  Preferred  Stock or
any other  securities  of the Company  that may at
any time be issuable on the exercise of the Rights
represented  thereby, nor shall anything contained
herein or in any Rights  Certificate  be construed
to confer upon the holder
of any  Rights  Certificate,  as such,  any of the
rights  of a  stockholder  of the  Company  or any
right to vote for the  election  of  directors  or
upon any matter  submitted to  stockholders at any
meeting  thereof,  or to give or with hold consent
to any corporate  action,  or to receive notice of
meetings or other actions  affecting stock holders
(except as provided  in Section 25 hereof),  or to
receive  dividends  or  subscription   rights,  or
otherwise, until the Right or Rights evidenced by such Rights Cer tificate shall have been exercised in accordance with the provisions hereof.

                  Section 18.  Concerning the Rights Agent.

                           (a)  The Company agrees to pay to the
Rights  Agent  reasonable   compensation  for  all
services  rendered by it hereunder  and, from time
to  time,  on  demand  of the  Rights  Agent,  its
reasonable   expenses   and   counsel   fees   and
disbursements and other disbursements  incurred in
the administration and execution of this Agreement
and the  exercise  and  performance  of its duties
hereunder.  The Company  also agrees to  indemnify
the Rights  Agent,  and its  directors,  officers,
employees  and  agents,  for,  and to hold each of
them harmless  against,  any loss,  liability,  or
expense,  incurred without gross  negligence,  bad
faith  or  willful  misconduct  on the part of the
Rights Agent or such other  identified  party, for
anything  done or omitted  by the Rights  Agent or
such other identified party in connection with the
acceptance and administration of this Agreement or
the   exercise  or   performance   of  its  duties
hereunder, including the costs and expenses of defending against any claim of liability in the premises.

                           (b)  The Rights Agent shall be protected
and shall incur no liability  for or in respect of
any  action  taken,  suffered  or omitted by it in
connection   with  its   administration   of  this
Agreement  or the exercise or  performance  of its
duties  hereunder  in  reliance  upon  any  Rights
Certificate or certificate for Common Stock or for
other securities of the Company,  instrument of as
signment   or   transfer,   power   of   attorney,
endorsement, affidavit, letter, notice, direction, consent, certifi cate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                           (c)      The Indemnity provided in this Sec
tion 18 shall survive the expiration of the Rights and the termination of the Agreement.

                  Section 19.  Merger or Consolidation or Change
of Name of Rights Agent.

                           (a)  Any corporation into which the Rights
Agent or any successor  Rights Agent may be merged
or  with  which  it  may be  consolidated,  or any
corporation   result   ing  from  any   merger  or
consolidation  to which  the  Rights  Agent or any
successor  Rights  Agent shall be a party,  or any
corporation  succeeding to the corporate  trust or
stock transfer business of the Rights Agent or any
suc cessor Rights Agent, shall be the successor to
the Rights Agent under this Agreement  without the
execution  or filing  of any paper or any  further
act on the  part  of  any of the  parties  hereto;
provided,  however, that such corporation would be
eligible for  appointment  as a suc cessor  Rights
Agent under the  provisions  of Section 21 hereof.
In case at the time such  successor  Rights  Agent
shall  succeed  to  the  agency  created  by  this
Agreement,  any of the Rights  Certificates  shall
have been counter  signed but not  delivered,  any
such   successor   Rights   Agent  may  adopt  the
countersignature of a predecessor Rights Agent and
deliver  such  Rights   Certificates   so  counter
signed; and in case at that time any of the Rights
Cer tificates  shall not have been  countersigned,
any succes sor Rights Agent may  countersign  such
Rights  Certificates  either  in the  name  of the
predecessor or in the name of the successor Rights
Agent;   and  in  all  such  cases   such   Rights
Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                           (b)  In case at any time the name of the
Rights Agent shall be changed and at such time any
of  the  Rights   Certificates   shall  have  been
countersigned but not delivered,  the Rights Agent
may adopt the  countersig  nature  under its prior
name  and   deliver   Rights  Cer   tificates   so
countersigned; and in case at that time any of the Rights Certificates shall not have been counter signed, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Cer tificates and in this Agreement.

                  Section  20.  Duties  of  Rights
Agent.  The Rights Agent undertakes the duties and
obligations  im posed by this  Agreement  upon the
following  terms and  conditions,  by all of which
the    Company   and   the   holders   of   Rights
Certificates, by their acceptance thereof, shall be bound:

                           (a)  The Rights Agent may consult with
legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

                           (b)  Whenever in the performance of its
duties under this Agreement the Rights Agent shall
deem it necessary  or  desirable  that any fact or
matter   (including,   without   limitation,   the
identity   of  any   Acquiring   Person   and  the
determination  of Current  Market Price) be proved
or  established  by the Company prior to taking or
suffering  any  action  hereunder,  such  fact  or
matter (unless other  evidence in respect  thereof
be herein  specifically  prescribed) may be deemed
to be  conclusively  proved and  established  by a
certificate  signed  by a person  believed  by the
Rights Agent to be the Chairman of the Board,  the
President,  any Vice President, the Treasurer, any
Assistant   Treasurer,   the   Secretary   or  any
Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                           (c)  The Rights Agent shall be liable
hereunder only for its own gross negligence, bad faith or willful misconduct.

                           (d)  The Rights Agent shall not be liable
for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                           (e)  The Rights Agent shall not be under
any responsibility in respect of the validity of any
provision of this  Agreement or the  execution and
delivery  hereof (except the due execution  hereof
by the Rights Agent) or in respect of the validity
or execution of any Rights Certificate (except its
countersignature   thereof);   nor   shall  it  be
responsible  for any breach by the  Company of any
covenant or condition  contained in this Agreement
or in any  Rights  Certificate;  nor  shall  it be
responsible for any adjustment  required under the
provisions  hereof or responsible  for the manner,
method  or amount  of any such  adjustment  or the
ascertaining  of the existence of facts that would
require any such  adjustment  (except with respect
to the  exercise  of  Rights  evidenced  by Rights
Certificates  after  actual  notice  of  any  such
adjustment);  nor shall it by any act hereunder be
deemed to make any  representation  or warranty as
to the  authorization or reservation of any shares
of  Preferred  Stock or Common  Stock to be issued
pursuant   to  this   Agreement   or  any   Rights
Certificate or as to whether any shares of Pre ferred Stock or Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassess able.

                           (f)  The Company agrees that it will
perform, execute, acknowledge and deliver or cause
to  be  performed,   executed,   acknowledged  and
delivered   all  such   further  and  other  acts,
instruments  and  assurances as may  reasonably be
required by the Rights Agent for the car rying out
or   performing   by  the  Rights   Agent  of  the
provisions of this Agreement.

                           (g)  The Rights Agent is hereby authorized
and directed to accept  instructions  with respect
to the  performance  of its duties  hereunder from
any person  believed by the Rights Agent to be the
Chairman  of the Board,  the  President,  any Vice
President, the Secretary, any Assistant Secretary,
the  Treasurer or any  Assistant  Treasurer of the
Company,  and to apply to such officers for advice
or instructions in connection with its duties, and
it shall not be liable for any action taken or suf
fered  to  be  taken  by  it  in  good   faith  in
accordance  with  instructions of any such officer
or  for  any  delay  in  acting   while   awaiting
instructions. Any application by the Rights Agent for written instructions from the Compa ny may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such appli cation on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually re ceives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of any omission), the Rights Agent shall have received written instructions in response to such appli cation specifying the action to be taken or omitted.

                           (h)  The Rights Agent and any stockholder,
director,  officer or employee of the Rights Agent
may  buy,  sell or deal  in any of the  Rights  or
other   securities   of  the   Company  or  become
pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights
Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                           (i)  The Rights Agent may execute and
exercise any of the rights or powers hereby vested
in it or perform any duty hereunder  either itself
or by or through its attorneys or agents,  and the
Rights   Agent   shall   not  be   answerable   or
accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that the Rights Agent was not grossly negligent in the selection or continued employment thereof.

                           (j)  No provision of this Agreement shall
require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the perfor mance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indem nification against such risk or liability is not reasonably assured to it.

                           (k)  If, with respect to any Rights Cer
tificate  surrendered  to  the  Rights  Agent  for
exercise or transfer,  the certificate attached to
the form of as  signment  or form of  election  to
purchase,  as the case may be, has either not been
completed or indicates an affir mative response to
clause 1 and/or 2 thereof,  the Rights Agent shall
not take any further  action with  respect to such
requested   exercise  or  transfer  without  first
consul ting with the Company.

                           (l)      The Rights Agent undertakes only the
express  duties and  obligations  imposed on it by
this   Agreement   and  no   implied   duties   or
obligations shall be read into this Agreement against the Rights Agent.

                           (m)      Anything in this Agreement to the
contrary  notwithstanding,  in no event  shall the
Rights  Agent be liable for  special,  indirect or
consequential   loss  or   damage   of  any   kind
whatsoever (including but not limited to lost profits).

                  Section  21.  Change  of  Rights
Agent.  The Rights Agent or any  successor  Rights
Agent may resign and be discharged from its duties
under this Agreement upon thirty (30) days' notice
in  writing  mailed to the Com  pany,  and to each
transfer  agent of the Preferred  Stock and Common
Stock, by registered or certified mail, and to the
holders of the Rights  Certificates by first-class
mail.  The Company may remove the Rights  Agent or
any successor  Rights Agent upon thirty (30) days'
notice in writing,  mailed to the Rights  Agent or
successor Rights Agent, as the case may be, and to
each  transfer  agent of the  Preferred  Stock and
Common Stock, by registered or certified mail, and
to the  holders  of the Rights  Cer  tificates  by
first-class mail. If the Rights Agent shall resign
or be removed or shall otherwise  become incapable
of acting,  the Company  shall appoint a successor
to the Rights Agent.  If the Company shall fail to
make  such  appointment  within a period of thirty
(30) days after  giving  notice of such removal or
after  it has been  notified  in  writing  of such
resignation  or  incapacity  by the  resigning  or
incapacitated  Rights  Agent or by the holder of a
Rights  Certificate (who shall,  with such notice,
submit his Rights  Certificate  for  inspection by
the Company),  then any  registered  holder of any
Rights  Certificate  may  apply  to any  court  of
competent  jurisdic tion for the  appointment of a
new Rights Agent. Any
successor Rights Agent,  whether  appointed by the
Company  or  by  such  a  court,  shall  be  (a) a
corporation organized and doing business under the
laws of the United States or of any State thereof,
in good standing,  which is autho rized under such
laws to exercise corporate trust or stock transfer
powers   and  is   subject   to   supervision   or
examination  by  federal  or state  authority  and
which has at the time of its appointment as Rights
Agent a combined  capital  and surplus of at least
$50,000,000  or (b) an affiliate of a  corporation
described  in clause (a) of this  sentence.  After
appointment,  the successor  Rights Agent shall be
vested with the same  powers,  rights,  duties and
responsibilities  as if  it  had  been  originally
named as Rights Agent without further act or deed;
but the predecessor Rights Agent shall deliver and
transfer  to  the   successor   Rights  Agent  any
property  at the time  held by it  hereunder,  and
execute  and   deliver   any  further   assurance,
conveyance, act or deed necessary for the purpose.
Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Common Stock , and mail a notice thereof in writing to the registered holders of the Rights
Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section  22.   Issuance  of  New
Rights Cer tificates.  Notwithstanding  any of the
provisions  of this  Agreement or of the Rights to
the  contrary,  the  Company  may,  at its option,
issue new Rights  Certificates  evi dencing Rights
in such  form as may be  approved  by the Board to
reflect any  adjustment  or change in the Purchase
Price and the number or kind or class of shares or
other securities or property purchasable under the
Rights  Certificates  made in accordance  with the
provisions  of this  Agreement.  In  addition,  in
connection  with the issuance or sale of shares of
Common Stock following the  Distribution  Date and
prior  to the  redemption  or  expira  tion of the
Rights,  the  Company (a) shall,  with  respect to
shares of Common Stock so issued or sold  pursuant
to the  exercise  of stock  options  or under  any
employee plan or  arrangement,  granted or awarded
as of the Distribution Date, or upon the exercise,
conversion or exchange of
securities  hereinafter issued by the Company, and
(b) may, in any other case, if deemed necessary or
appropri   ate  by   the   Board,   issue   Rights
Certificates  representing the appropriate  number
of Rights in  connection  with  such  issuance  or
sale; provided,  however,  that (i) no such Rights
Certificate  shall be issued if, and to the extent
that, the Company shall be advised by counsel that
such issuance  would create a significant  risk of
material  adverse tax  consequences to the Company
or the  Person  to whom  such  Rights  Certificate
would  be   issued,   and  (ii)  no  such   Rights
Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  Section 23.  Redemption and Termination.

                           (a)  The Board may, at its option, at any
time  prior  to the  earlier  of (i) the  close of
business  on the  tenth  day  following  the Stock
Acquisition  Date (or,  if the  Stock  Acquisition
Date shall have occurred prior to the Record Date,
the close of business  on the tenth day  following
the Record  Date),  or (ii) the Final  Expira tion
Date,  redeem  all but not less  than all the then
outstanding  Rights at a redemption  price of $.01
per Right,  as such  amount  may be  appropriately
adjusted  to  reflect  any  stock   split,   stock
dividend or similar trans action  occurring  after
the  date  hereof  (such  redemption  price  being
hereinafter   referred   to  as  the   "Redemption
Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exer cisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemp tion hereunder has expired. The Company may, at its op tion, pay the Redemption Price in cash, shares of Common Stock
(based on the Current Market Price, as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

                           (b)  Immediately upon the action of the
Board  ordering  the  redemption  of  the  Rights,
evidence  of which  shall have been filed with the
Rights  Agent and without  any further  action and
without  any  notice,  the right to  exercise  the
Rights   will   terminate   and  the  only   right
thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                           (c)  Notwithstanding the provisions of
Section 23(a) hereof, in the event that a majority
of the Board is elected by  stockholder  action by
written  con  sent,  or is  comprised  of  persons
elected at a meeting of stockholders  who were not
nominated by the Board in office immediately prior
to such meeting,  then for a period of one hundred
and eighty (180) days following the  effectiveness
of such  election the Rights shall not be redeemed
if such  redemption is  reasonably  likely to have
the  purpose or effect of  allowing  any Person to
become   an   Acquiring    Person   or   otherwise
facilitating the occurrence of a Triggering Event or a transaction with an Acquiring Person.

                  Section 24.  Exchange.

                           (a) The Board may, at its option, at any
time after any Person becomes an Acquiring Person,
ex change all or part of the then  outstanding and
exercis  able  Rights  (which  shall  not  include
Rights  that  have  become  void  pursuant  to the
provisions  of  Section  7(e)  hereof)  for Common
Stock at an exchange  ratio of one share of Common
Stock per Right, appropriately adjusted to reflect
any  stock  split,   stock   dividend  or  similar
transaction  occurring after the date hereof (such
ex change ratio being  hereinafter  referred to as
the  "Ex  change  Ratio").   Notwithstanding   the
foregoing, the Board shall not be empowered to effect such exchange at any time after any Person
(other than the Company, any Sub sidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding
Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial
Owner of 50% or more of the Common Stock then outstanding.

                           (b)      Immediately upon the action of the
Board ordering the exchange of any Rights pursuant
to  subsection  (a) of this Section 24 and without
any further  action and  without  any notice,  the
right to exercise such Rights shall  terminate and
the only  right  thereafter  of a  holder  of such
Rights  shall be to receive  that number of shares
of Common Stock equal to the number of such Rights
held by such  holder  multiplied  by the  Exchange
Ratio.  The  Company  shall  promptly  give public
notice of any such  exchange;  provided,  however,
that the  failure to give,  or any defect in, such
notice  shall  not  affect  the  validity  of such
exchange. The Company promptly shall mail a notice
of any such exchange to all of the holders of such
Rights at their last addresses as they appear upon
the registry books of the Rights Agent. Any notice
which is  mailed  in the  manner  herein  provided
shall be deemed  given,  whether or not the holder
receives the notice.  Each such notice of exchange
will state the method by which the exchange of the
Common  Stock for Rights will be effected  and, in
the event of any partial  exchange,  the number of
Rights  which  will  be  exchanged.   Any  partial
exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section
7(e) hereof) held by each holder of Rights.

                           (c)  In any exchange pursuant to this Sec
tion  24,  the   Company,   at  its  option,   may
substitute    Preferred   Stock   (or   Equivalent
Preferred Stock, as such term is defined in paragraph (b) of Section 11 hereof) for Common
Stock exchangeable for rights, at the initial rate of one one-hundredths of a share of Preferred
Stock (or  Equivalent  Preferred  Stock)  for each
Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

                           (d)  In the event that there shall not be
sufficient Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any ex change of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock or Preferred
Stock for issuance upon exchange of the Rights.

                           (e)  The Company shall not be required to
issue fractions of Common Stock or Preferred Stock or to distribute certificates which evidence fractional
Common Stock or Preferred Stock. In lieu of such fractional Common Stock or Preferred Stock, there may be paid to the registered holders of the Right
Certificates  with regard to which such fractional
Common Stock or Preferred Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole
Common Stock.  For the purposes of this subsection
(e),  the current  market  value of a whole Common
Stock shall be the closing price of a Common Stock
(as determined pursu ant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

                  Section 25.  Notice of Certain Events.

                           (a)  In case the Company shall propose, at
any time after the  Distribution  Date, (i) to pay
any dividend  payable in stock of any class to the
holders  of  Preferred  Stock or to make any other
distribution  to the  holders of  Preferred  Stock
(other than a regular quarter ly cash dividend out
of earnings or retained  earnings of the Company),
or (ii) to offer to the holders of Preferred Stock
rights or warrants to subscribe for or to purchase
any additional shares of Preferred Stock or shares
of stock of any  class  or any  other  securities,
rights or  options,  or (iii) to effect any reclas
sification  of its  Preferred  Stock (other than a
reclas  sification  involving only the subdivision
of outstanding shares of Preferred Stock), or (iv)
to effect  any con  solidation  or merger  into or
with any other Person  (other than a Subsidiary of
the Company in a transaction  which  complies with
Section  11(o)  hereof),  or to effect any sale or
other  transfer  (or to permit  one or more of its
Subsidiaries   to   effect   any   sale  or  other
transfer),  in  one  transaction  or a  series  of
related  transactions,  of more than fifty percent
(50%) of the assets, cash flow or earning power of
the  Company  and  its  Subsidiaries  (taken  as a
whole) to any other Person or Persons  (other than
the Company and/or any of its  Subsidiaries in one
or more  transactions  each of which complies with
Section  11(o)  hereof),  or  (v)  to  effect  the
liquidation,  dissolution  or  winding  up of  the
Company,  then,  in each such  case,  the  Company
shall  give to each  holder  of a  Rights  Certifi
cate,  to the extent  feasible  and in  accordance
with Section 26 hereof,  a notice of such proposed
action,  which  shall  specify the record date for
the purposes of
such  stock  dividend,  distribution  of rights or
warrants,    or   the   date   on    which    such
reclassification,  consolida tion,  merger,  sale,
transfer, liquidation,  dissolution, or winding up
is to take  place and the date of  participa  tion
therein by the holders of the shares of  Preferred
Stock,  if any such date is to be fixed,  and such
notice shall be so given in the case of any action
covered  by  clause  (i) or (ii)  above  at  least
twenty  (20)  days  prior to the  record  date for
determining  holders  of the  shares of  Preferred
Stock for purposes of such action, and in the case
of any such other  action,  at least  twenty  (20)
days prior to the date of the taking of such proposed action or the date of participation therein by the hold ers of the shares of Preferred
Stock whichever shall be the earlier.

                           (b)  In case any of the events set forth
in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Pre ferred Stock shall be deemed thereafter to refer to Common Stock, Preferred Stock and/or other securities, as the case may be.

                  Section 26. Notices.  Notices or
demands  authorized by this  Agreement to be given
or made by the  Rights  Agent or by the  holder of
any Rights  Certificate to or on the Company shall
be   sufficiently   given   or  made  if  sent  by
first-class  mail,  postage  prepaid  and  return-
receipt   requested,   addressed   (until  another
address is filed in writing with the Rights Agent) as follows:

                  Public Service Company of North Carolina,
                  Incorporated
                  400 Cox Road
                  Gastonia, North Carolina 28053
                  Attention:  Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights
Agent shall be sufficiently given or
made if sent by first-class mail, postage prepaid, ad dressed (until another address is filed in writing with the Company) as follows:

                  First Union National Bank of North Carolina
                  230 South Tryon Street
                  Charlotte, North Carolina 28288
                  Attention:  Shareholder Services

Notices or demands authorized by this Agreement to
be  given  or made by the  Company  or the  Rights
Agent to the holder of any Rights Certificate (or,
if prior to the  Distribution  Date, to the holder
of  certificates  representing  shares  of  Common
Stock)  shall  be suf  ficiently  given or made if
sent  by  first-class   mail,   postage   prepaid,
addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 27.  Supplements and Amendments.  Prior
                               --------------------------
to the Distribution Date, the Company and the Rights
Agent shall, if the Company so directs, supplement or
amend any provision of this Agreement without the ap
proval of any holders of certificates representing shares
of Common Stock.  From and after the Distribution Date,
the Company and the Rights Agent shall, if the Company so
directs, supplement or amend this Agreement without the
approval of any holders of Rights Certificates in order
(i) to cure any ambiguity, (ii) to correct or supplement
any provision contained herein which may be defective or
inconsistent with any other provisions herein, (iii) to
shorten or lengthen any time period hereunder or (iv) to
change or supplement the provisions hereunder in any
manner which the Company may deem necessary or desirable
and which shall not adversely affect the interests of the
holders of Rights Certificates; provided, from and after
                                --------
the Distribution Date, this Agreement may not be sup
plemented or amended to lengthen any time period hereun
der pursuant to clause (iii) of this sentence unless such
lengthening is for the purpose of protecting, enhancing
or clarifying the rights of, and/or the benefits to, the
holders of Rights.  Upon the delivery of a certificate
from an appropriate officer of the Company which states
that the proposed supplement or amendment is in compli
ance with the terms of this Section 27, the Rights Agent
shall execute such supplement or amendment.  Prior to the
Distribution Date, the interests of the holders of Rights
shall be deemed  coincident  with the interests of
the  holders  of  Common  Stock.   Notwithstanding
anything con tained  herein to the  contrary,  (i)
this  Agreement  may not be amended at a time when
the  Rights  are  not  redeemable,   and  (ii)  no
supplement or amendment that changes the rights and duties of the Right Agent under this Agreement shall be effective without the consent of the Rights Agent.

                  Section 28.  Successors.  All the covenants and
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29.  Determinations  and
Actions by the Board,  etc.  For all  purposes  of
this  Agreement,  any calculation of the number of
shares  of  Common   Stock   outstanding   at  any
particular  time,   including  for  purpos  es  of
determining  the  particular  percentage  of  such
outstanding  shares of  Common  Stock of which any
Person is the Beneficial  Owner,  shall be made in
accordance   with  the  last   sentence   of  Rule
13d-3(d)(1)(i)    of   the   General   Rules   and
Regulations  under  the  Exchange  Act.  The Board
shall have the  exclusive  power and  authority to
adminis ter this  Agreement  and to  exercise  all
rights  and  powers  specifically  granted  to the
Board or to the Company, or as may be necessary or
advisable in the administration of this Agreement,
including, without limitation, the right and power
to (i)  interpret  the  provisions  of this  Agree
ment,  and  (ii)  make all  determinations  deemed
necessary or advisable for the  administration  of
this  Agreement   (including  a  determination  to
redeem or not  redeem  the  Rights or to amend the
Agreement).   All  such   actions,   calculations,
interpretations and determinations (includ ing, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

                  Section  30.  Benefits  of  this
Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the

Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

                  Section 31. Severability. If any
term,  provision,  covenant or restriction of this
Agreement   is  held  by  a  court  of   competent
jurisdiction  or other  authority  to be  invalid,
void or unenforceable, the remainder of the terms,
provisions,  covenants  and  restrictions  of this
Agreement  shall  remain in full  force and effect
and  shall  in no way  be  affected,  impaired  or
invalidated;      provided,      however,     that
notwithstanding  anything in this Agreement to the
contrary, if any such term, provision, covenant or
restriction  is held by such court or authority to
be invalid,  void or  unenforceable  and the Board
determines   in  its  good  faith   judgment  that
severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board.

                  Section 32.  Governing Law. This
Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be per formed entirely within such State.

                  Section 33.  Counterparts.  This
Agreement   may  be  executed  in  any  number  of
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 34.  Descriptive Headings.  Descriptive
headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF,  the parties
hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                  PUBLIC SERVICE COMPANY OF NORTH
                                         CAROLINA, INCORPORATED


By  s/J. Paul Douglas                    By  s/Charles E. Zeigler, Jr.
    Name: J. Paul Douglas                    Name:  Charles E. Zeigler, Jr.
    Title: Vice President -                  Title: Chairman, President
          Corporate Counsel                        and Chief Executive
          and Secretary                            Officer


Attest:                                  FIRST UNION NATIONAL BANK OF NORTH
                                         CAROLINA


By  s/Virginia Padgett                   By  s/Patrick J. Edwards
   Name: Virginia Padgett                   Name: Patrick J. Edwards
   Title: Support Manager                   Title: Vice President

                                                                 Exhibit B


                                    [Form of Rights Certificate]


Certificate No. R-                               ________ Rights

NOT EXERCISABLE  AFTER APRIL 9, 2007 OR EARLIER IF
RE DEEMED BY THE  COMPANY.  THE RIGHTS ARE SUBJECT
TO REDEMP TION,  AT THE OPTION OF THE COMPANY,  AT
$.01  PER  RIGHT  ON THE  TERMS  SET  FORTH IN THE
RIGHTS  AGREEMENT.  UNDER CER TAIN  CIRCUMSTANCES,
RIGHTS  BENEFICIALLY  OWNED BY AN ACQUIRING PERSON
(AS SUCH TERM IS DEFINED IN THE RIGHTS  AGREEMENT)
AND  ANY  SUBSEQUENT  HOLDER  OF SUCH  RIGHTS  MAY
BECOME NULL AND VOID.  [THE RIGHTS  REPRESENTED BY
THIS RIGHTS  CERTIFICATE ARE OR WERE  BENEFICIALLY
OWNED BY A PERSON  WHO WAS OR BECOME AN  ACQUIRING
PERSON  OR  AN  AFFIL  IATE  OR  ASSOCIATE  OF  AN
ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE
RIGHTS   AGREEMENT).   ACCORDINGLY,   THIS  RIGHTS
CERTIFICATE AND THE RIGHTS  REPRESENTED HEREBY MAY
BECOME   NULL  AND   VOID  IN  THE   CIRCUMSTANCES
SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*


                                         Rights Certificate

                       Public Service Company of North Carolina, Incorporated

                  This   certifies   that   ,   or
registered assigns, is the registered owner of the
number of Rights  set forth  above,  each of which
entitles the owner thereof,  subject to the terms,
provisions and conditions of the Rights Agreement,
dated   as  of   April  9,   1997   (the   "Rights
Agreement"),  between  Public  Service  Company of
North  Carolina,  Incorporated,  a North  Carolina
corporation  (the  "Company"),   and  First  Union
National  Bank  of  North  Carolina  (the  "Rights
Agent"),  to purchase from the Company at any time
prior to 5:00 P.M.  (New York City  time) on April
9, 2007 at the  office or  offices  of the  Rights
Agent   designated   for  such  purpose,   or  its
successors as Rights Agent, one one-hundredth of a
fully  paid,  non-assessable  share  of  Series  A
Cumulative   Pre  ferred  Stock  (the   "Preferred
Stock") of the  Company,  at a  purchase  price of
$55.00  per  one  one-hundredth  of a  share  (the
"Purchase Price"), upon presentation and surrender
of  this  Rights  Certificate  with  the  Form  of
Election to
--------
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Purchase and related  Certificate  duly  executed.
The  number of  Rights  evidenced  by this  Rights
Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of April 9, 1997, based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering
Event  (as  such  term is  defined  in the  Rights
Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  Upon the occurrence of a Section
11(a)(ii)  Event (as such term is  defined  in the
Rights Agreement), if the Rights evidenced by this
Rights  Certificate are beneficially  owned by (i)
an  Acquiring  Person or an Affiliate or Associate
of any such  Acquiring  Person  (as such terms are
defined   in  the   Rights   Agreement),   (ii)  a
transferee of any such Acquiring Person, Associate or Affiliate or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

                  As   provided   in  the   Rights
Agreement,  the Pur chase Price and the number and
kind  of  shares  of Pre  ferred  Stock  or  other
securities,   which  may  be  purchased  upon  the
exercise  of the Rights  evidenced  by this Rights
Certificate  are  subject  to   modification   and
adjustment upon the happening of certain events, including Trigger ing Events.

                  This   Rights   Certificate   is
subject  to  all  of  the  terms,  provisions  and
conditions of the Rights Agree ment,  which terms,
provisions and conditions are hereby  incorporated
herein by reference  and made a part hereof and to
which  Rights  Agreement  reference is hereby made
for a full description of the Rights,  limitations
of  Rights  obligations,   duties  and  immunities
hereunder of the Rights Agent, the Company and the
holders   of  the   Rights   Certificates,   which
limitations   of  Rights   include  the  temporary
suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

                  This Rights Certificate, with or
without other Rights Certificates,  upon surrender
at the  principal  office or offices of the Rights
Agent   designated   for  such  purpose,   may  be
exchanged for another Rights Certificate or Rights
Certificates  of like  tenor  and date  evidencing
Rights  entitling  the  holder to  purchase a like
aggregate number of one  one-hundredths of a share
of Preferred Stock as the Rights  evidenced by the
Rights   Certificate   or   Rights    Certificates
surrendered  shall have  entitled  such  holder to
purchase.  If this  Rights  Certificate  shall  be
exercised in part, the holder shall be entitled to
receive  upon  surrender   hereof  another  Rights
Certifi cate or Rights Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the
Rights  Agree ment,  the Rights  evidenced by this
Certificate  may be redeemed by the Company at its
option at a redemption  price of $.01 per Right at
any time  prior  to the  earlier  of the  close of
business on (i) the tenth day  following the Stock
Acquisition  Date  (as  such  time  period  may be
extended  pursuant  to the Rights  Agreement)  and
(ii) the  Final  Expiration  Date.  The  foregoing
notwithstanding,  the Rights  generally may not be
redeemed   for  one  hundred   eighty  (180)  days
following a change in a majority of the Board as a result of a proxy contest.

                  No    fractional    shares    of
Preferred  Stock will be issued upon the  exercise
of any Right or  Rights  evidenced  hereby  (other
than,  except that the possible  requirement  that
prior to the occurrence of a Triggering Event only
whole  shares  of   Preferred   Stock  be  issued,
fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No   holder   of   this   Rights
Certificate  shall be  entitled to vote or receive
dividends  or be deemed for any purpose the holder
of  shares  of  Preferred  Stock  or of any  other
securities of the Company which may at any time be
issuable  on  the  exercise   hereof,   nor  shall
anything  contained  in the  Rights  Agreement  or
herein  be  construed  to confer  upon the  holder
hereof,   as  such,   any  of  the   rights  of  a
stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agree ment), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                  This  Rights  Certificate  shall
not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.

                  WITNESS the facsimile  signature
of the proper officers of the Company and its corporate seal.


Dated as of __________________


ATTEST:                                            Public Service Company of
                                                   North Carolina, Incorporated


                                                   By_________________________
                    Secretary                         Charles E. Zeigler, Jr.
                                                      Chairman, President and
                                                      Chief Executive Officer
Countersigned:

FIRST UNION NATIONAL BANK
 OF NORTH CAROLINA


By
              Authorized Signature

                            [Form of Reverse Side of Rights Certificate]


                                         FORM OF ASSIGNMENT

                          (To be  executed  by the
                         registered holder if such
                         holder     desires     to
                         transfer    the    Rights
                         Certificate.)

FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

                            (Please print name and address of transferee)

this Rights Certificate,  together with all right,
title  and  interest  therein,   and  does  hereby
irrevocably consti tute and appoint Attorney, to transfer the within Rights Certificate on the books of the within- named Company, with full power of substitution.


Dated: __________________




                                            Signature

Signature Guaranteed:


                                             Certificate
                  The undersigned hereby certifies
by checking the appropriate boxes that:

                  (1) this Rights  Certificate [ ]
is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the
best knowl edge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
                     Signature

Signature Guaranteed:

                                               NOTICE
                  The  signature to the  foregoing
Assignment and Certificate  must correspond to the
name as  written  upon  the  face  of this  Rights
Certificate   in   every    particular,    without
alteration or enlargement or any change whatsoev er.

                                    FORM OF ELECTION TO PURCHASE

                  (To  be   executed   if   holder
                  desires   to   exercise   Rights
                  represented    by   the   Rights
                  Certificate.)


To:      Public Service Company of
         North Carolina, Incorporated

                  The      undersigned      hereby
irrevocably elects to exercise _________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number


                                   (Please print name and address)

                  If such  number of Rights  shall
not be all the  Rights  evidenced  by this  Rights
Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


                                   (Please print name and address)





Dated: _____________________




                                            Signature
Signature Guaranteed:

                                             Certificate

                  The undersigned hereby certifies
by checking the appropriate boxes that:

                  (1) the Rights evidenced by this
Rights  Cer  tificate  [ ] are [ ] are  not  being
exercised  by or on behalf  of a Person  who is or
was  an  Acquiring   Person  or  an  Affiliate  or
Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agree ment);

                  (2) after due inquiry and to the
best knowl edge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
                     Signature


Signature Guaranteed:

                                               NOTICE
          The signature to the foregoing  Election
to Pur chase and  Certificate  must  correspond to
the name as written  upon the face of this  Rights
Certificate   in   every    particular,    without
alteration   or    enlargement   or   any   change
whatsoever.

                                                              Exhibit C


                                    SUMMARY OF RIGHTS TO PURCHASE
                                           PREFERRED STOCK


                  On April 9,  1997,  the Board of
Directors  of  Public  Service  Company  of  North
Carolina,  Incorporated (the "Company") declared a
dividend   distribution  of  one  Right  for  each
outstanding share of Common Stock to stockholders of record at the close of business on April 28, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Cumulative
Preferred  Stock,  par value  $25 per  share  (the
"Preferred Stock"), at a Purchase Price of $55.00, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement
(the "Rights  Agreement")  between the Company and
First Union  National Bank of North  Carolina,  as
Rights Agent.

                  Initially,  the  Rights  will be
attached   to  all   Common   Stock   certificates
representing  shares  then  out  standing,  and no
separate Rights  Certificates will be distributed.
The Rights will separate from the Common Stock and
a Distribution Date will occur upon the earlier of
(i) ten (10) days following a public  announcement
that a person or group of affiliated or associated
persons (an "Acquiring  Person") has acquired,  or
obtained   the   right  to   acquire,   beneficial
ownership of fifteen  percent (15%) or more of the
outstanding   shares  of  Common  Stock  or,  with
respect  to  persons  that  beneficially  own  ten
percent (10%) or more of the outstanding shares of
Common  Stock on April 28,  1997,  such person has
acquired,   or  obtained  the  right  to  acquire,
beneficial  ownership of twenty  percent  (20%) or
more of the  outstanding  shares of  Common  Stock
(the "Stock  Acquisition  Date"),  other than as a
result of repurchases of stock by the Company,  or
(ii) ten (10) business days (or such later date as
the   Board   shall   determine)   following   the
commencement  of a tender offer or exchange  offer
that would result in a person or group becoming an
Acquiring  Person.  Until the Distribu  tion Date,
(i) the  Rights  will be  evidenced  by the Common
Stock  certificates  and will be transferred  with
and only with such Common Stock certificates, (ii)
new Common  Stock  certificates  issued  after the
Record Date will
contain  a  notation   incorporating   the  Rights
Agreement by reference and (iii) the surrender for
transfer  of any  certificates  for  Common  Stock
outstanding  will also con stitute the transfer of
the  Rights   associated  with  the  Common  Stock
represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering
Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  The Rights  are not  exercisable
until the Dis tribution Date and will expire at the close of business on April 9, 2007, unless earlier redeemed or exchanged by the Company as described below.

                  As soon as practicable after the
Distribution  Date,  Rights  Certificates  will be
mailed to holders of record of the Common Stock as
of the close of business on the Distribution  Date
and, thereafter,  the separate Rights Certificates
alone  will   represent  the  Rights.   Except  as
otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  In  the  event   that  a  person
becomes an Acquiring Person (except pursuant to an
offer for all  outstanding  shares of Common Stock
that the  independent  directors  determine  to be
fair to and  otherwise  in the best  inter ests of
the Company and its stockholders),  each holder of
a Right will thereafter have the right to receive,
upon  exercise,  at the option of the  Board,  (i)
Common Stock,  (ii) one  one-hundredths of a share
of Series A  Cumulative  Preferred  Stock,  and/or
(iii) cash,  property or other  securities  of the
Company,  each of (i),  (ii)  and  (iii)  having a
value equal to two times the exercise price of the
Right.   Notwithstanding  any  of  the  foregoing,
follow ing the  occurrence  of the event set forth
in this para graph, all Rights that are, or (under
certain  circum  stances  specified  in the Rights
Agreement)  were,   benefi  cially  owned  by  any
Acquiring  Person will be null and void.  However,
Rights   are   not   exercisable   following   the
occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For  example,   at  an  exercise
price of $100 per  Right,  each Right not owned by
an  Acquiring   Person  (or  by  certain   related
parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consider ation, as noted above) for $100. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid
Right would be entitled to purchase 10 shares of Common Stock for $100.

                  In the event  that,  at any time
following  the  Stock  Acquisition  Date,  (i) the
Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

                  At  any  time   after  a  person
becomes  an  Acquiring  Person  and  prior  to the
acquisition  by such  person  or  group  of  fifty
percent  (50%) or more of the  outstanding  Common
Stock,  the Board may exchange  the Rights  (other
than  Rights  owned by such  person or group which
have  become  void),  in whole  or in part,  at an
exchange  ratio of one share of Common  Stock,  or
one  one-hundredth  of a share of Preferred  Stock
(or  of a  share  of a  class  or  series  of  the
Company's   preferred   stock  having   equivalent
rights,  preferences  and  privileges),  per Right
(subject to adjustment).

                  At any time  until ten (10) days
following the Stock  Acquisition Date, the Company
may redeem  the Rights in whole,  but not in part,
at a price of $.01  per  Right  (payable  in cash,
Common   Stock  or  other   consideration   deemed
appropriate  by the Board).  Immediately  upon the
action of the  Board  ordering  redemption  of the
Rights,  the Rights  will  terminate  and the only
right of the  holders of Rights will be to receive
the   $.01   redemption   price.   The   foregoing
notwithstanding,  the Rights gener ally may not be
redeemed   for  one  hundred   eighty  (180)  days
following a change in a majority of the Board as a result of a proxy contest.

                  Until a Right is exercised,  the
holder thereof,  as such, will have no rights as a
stockholder  of the  Company,  including,  without
limitation,  the  right  to  vote  or  to  receive
dividends.  While the  distribution  of the Rights
will  not be  taxable  to  stockholders  or to the
Company,  stockholders  may,  depending  upon  the
circum  stances,  recognize  taxable income in the
event  that  the  Rights  become  exercisable  for
Common   Stock  or   Preferred   Stock  (or  other
consideration) of the Company or for common stock of the acquiring company as set forth above.

                  Any  of  the  provisions  of the
Rights Agreement may be amended by the Board prior
to the  Distribution  Date. After the Distribution
Date, the  provisions of the Rights  Agreement may
be  amended  by the  Board  in  order  to cure any
ambiguity, to make changes which do not adverse ly
affect the  interests of holders of Rights,  or to
shorten  or  lengthen  any time  period  under the
Rights  Agreement;   provided,  however,  that  no
amendment may be made at such time as the Rights are not redeemable.

                  A copy of the  Rights  Agreement
has been filed with the  Securities  and  Exchange
Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by refer ence to the Rights Agreement, which is incorporated herein by reference.

                                                              April 10, 1997


For more information contact:
Jack G. Mason
Vice President - Treasurer and
Chief Financial Officer


FOR IMMEDIATE RELEASE


                 PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                    ANNOUNCES ADOPTION OF STOCKHOLDER RIGHTS PLAN


                  Public Service  Company of North
Carolina, Inc. (NYSE-PGS) announced today that its
Board of Directors  adopted a  Stockholder  Rights
Plan  (the   "Plan")  in  which   Rights  will  be
distributed as a dividend at the rate of one Right
for each share of common  stock,  par value  $1.00
per share, of the Company held by stockholders of record as of the close of business on April 28, 1997.

                  Regarding the plan,  Mr. Charles
E.  Zeigler,  Jr.,  chairman,  president and chief
executive  officer  stated,   "The  Plan  was  not
adopted  in  response  to any  effort  to  acquire
control of PSNC. It is, however, designed to deter
coercive    takeover    tactics    including   the
accumulation of shares in the open market or through private transactions and to prevent an acquiror from gaining control of the Company without offering a fair price to all of the Company's stockholders."

                  Each   Right    initially   will
entitle stockholders to buy one unit of a share of preferred stock for $55.00 per share. The Rights generally will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the Company's common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own
15% or more of the  Company's  common  stock.  The
Rights will expire on April 9, 2007. Details of the Plan are outlined in a letter which will be mailed to all stockholders.

         By Order issued April 8, 1997,  the North
Carolina Utilities  Commission  authorized PSNC to
reserve  for  issuance   under  the  Plan,  up  to
1,500,000 shares of preferred stock and to issue that preferred stock in the future in accordance with the terms of the Plan.




                                       - OVER -

         PSNC is  franchised  to serve a 33-county
service  area in North  Carolina  and  distributes
natural gas to approximately  311,000  winter-peak
customers  in 92 cities  and  communities  ranging
from the Raleigh,  Durham and Chapel Hill areas in
the north central part of the state;  the Concord,
Statesville, Gastonia and Forest City areas in the
Piedmont;  to the  Asheville,  Hendersonville  and
Brevard  areas in the  western  part of the state.
PSNC,  through  various  subsidiaries  and a joint
venture,   also   participates   in   nonregulated
businesses  such  as  natural  gas  brokering  and
supply services, and the conversion and fueling of
natural gas vehicles.
                                   # # #
                                     2

                                [Letterhead of Public Service Company
                                  of North Carolina, Incorporated]

                                                            April 10, 1997


Dear Stockholder:

On April 9, 1997, the Company's Board of Directors adopted a Stockholder Rights Plan. I have enclosed a summary of the Plan.

Our Stockholder Rights Plan is intended to protect
stock  holders in the event of  coercive or unfair
takeover  tactics  or an  unsolicited  attempt  to
acquire  control of the  Company in a  transaction
that  the  Board  believes  is  not in  your  best
interests.   Over  1,700   other   publicly-traded
companies have adopted stockholder rights plans similar to ours.

Following a thorough review, the Board concluded that a Stockholder Rights Plan was the best available means of protecting your right to retain your equity investment in PSNC and realize the full value of that investment.

         Our  Stockholder   Rights  Plan  was  not
         adopted  in  response  to any  effort  to
         acquire control of PSNC, and the Board is
         not  aware of any such  effort.  The Plan
         has been  adopted in order to  strengthen
         the ability of the Board to protect  your
         interests.  The Plan is not  intended  to
         prevent a takeover  of PSNC at a full and
         fair  price and will not do so.  However,
         it  should   discourage  any  attempt  to
         acquire PSNC in a way or on terms not approved by the Board as being in the best interests of stockholders.

In adopting the  Stockholder  Rights Plan,  we are
expressing our pride in the Company's  performance
as  well  as  our   confidence   that   there  are
substantial long-term values inherent in PSNC that we are working hard to achieve. Building our business for the future and striving to maximize value for stockholders remain the preeminent goals of management and the Board.


                                         Sincerely,

                                    SUMMARY OF RIGHTS TO PURCHASE
                                           PREFERRED STOCK


                  On April 9,  1997,  the Board of
Directors  of  Public  Service  Company  of  North
Carolina,  Incorporated (the "Company") declared a
dividend   distribution  of  one  Right  for  each
outstanding share of Common Stock to stockholders of record at the close of business on April 28, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Cumulative
Preferred  Stock,  par value  $25 per  share  (the
"Preferred Stock"), at a Purchase Price of $55.00, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement
(the "Rights  Agreement")  between the Company and
First Union  National Bank of North  Carolina,  as
Rights Agent.

                  Initially,  the  Rights  will be
attached   to  all   Common   Stock   certificates
representing  shares  then  out  standing,  and no
separate Rights  certificates will be distributed.
The Rights  will  separate  from the Common  Stock
upon the earlier of (i) ten (10) days  following a
public  announcement  that a  person  or  group of
affiliated  or associated  persons (an  "Acquiring
Person")  has  acquired,  or obtained the right to
acquire,  beneficial  ownership of fifteen percent
(15%) or more of the outstanding  shares of Common
Stock   or,   with   respect   to   persons   that
beneficially  own ten percent (10%) or more of the
outstanding  shares of Common  Stock on the Record
Date,  such person has  acquired,  or obtained the
right to acquire,  beneficial  ownership of twenty
percent (20%) or more of the outstanding shares of
Common Stock (the "Stock Acquisition Date"), other
than as a result  of  repurchases  of stock by the
Company,  or (ii) ten (10)  business days (or such
later date as the Board shall determine) following
the  commencement  of a tender  offer or  exchange
offer  that  would  result  in a  person  or group
becoming an  Acquiring  Person (the earlier of (i)
and  (ii)  being   herein   referred   to  as  the
"Distribution Date"). Until the Distribution Date,
(i) the  Rights  will be  evidenced  by the Common
Stock  certificates  and will be transferred  with
and only with such  Common  Stock  certifi  cates,
(ii) new Common  Stock  certificates  issued after
the   Record   Date  will   contain   a   notation
incorporating  the Rights  Agreement  by reference
and  (iii)  the  surrender  for  transfer  of  any
certificates  for Common  Stock  outstanding  will
also   constitute   the  transfer  of  the  Rights
associated  with the Common Stock  represented  by
such   certificate.   Pursuant   to   the   Rights
Agreement, the Company reserves the right to require prior to the occurrence of a Triggering
Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  The Rights  are not  exercisable
until the Dis tribution Date and will expire at the close of business on April 9, 2007, unless earlier redeemed or exchanged by the Company as described below.

                  As soon as practicable after the
Distribution  Date,  Rights  certificates  will be
mailed to holders of record of the Common Stock as
of the close of business on the Distribution  Date
and, thereafter,  the separate Rights certificates
alone  will   represent  the  Rights.   Except  as
otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  In  the  event   that  a  person
becomes an Acquiring Person (except pursuant to an
offer for all  outstanding  shares of Common Stock
that the  independent  directors  determine  to be
fair to and otherwise in the best interests of the
Company  and its  stockholders),  each holder of a
Right will  thereafter  have the right to receive,
upon exercise,  (i) one  one-hundredths of a share
of  Series  A  Cumulative   Preferred  Stock,  the
issuance  of  which  has been  preapproved  by the
North   Carolina    Utilities    Commission   (the
"Commission"),   (ii)  Common  Stock,and/or  (iii)
cash, property or other securities of the Company, each of (i), (ii) and (iii) having a value equal to two times the exercise price of the Right.
Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For  example,   at  an  exercise
price of $100 per  Right,  each Right not owned by
an  Acquiring   Person  (or  by  certain   related
parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consider ation, as noted above) for $100. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid
Right would be entitled to purchase ten shares of Common Stock for $100.

                  In the event  that,  at any time
following  the  Stock  Acquisition  Date,  (i) the
Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation
(other than a merger which follows an offer described in the second preceding paragraph), or
(ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering
Events."

                  At  any  time   after  a  person
becomes  an  Acquiring  Person  and  prior  to the
acquisition  by such  person  or  group  of  fifty
percent  (50%) or more of the  outstanding  Common
Stock,  the Board may exchange  the Rights  (other
than  Rights  owned by such  person or group which
have  become  void),  in whole  or in part,  at an
exchange  ratio of one share of Common  Stock,  or
one  one-hundredths  of a share of Preferred Stock
(or  of a  share  of a  class  or  series  of  the
Company's   preferred   stock  having   equivalent
rights,  preferences  and  privileges),  per Right
(subject to adjustment).

                  At any time  until ten (10) days
following the Stock  Acquisition Date, the Company
may redeem  the Rights in whole,  but not in part,
at a price of $.01  per  Right  (payable  in cash,
Common  Stock,  or  other   consideration   deemed
appropriate  by the Board).  Immediately  upon the
action of the  Board  ordering  redemption  of the
Rights,  the Rights  will  terminate  and the only
right of the  holders of Rights will be to receive
the   $.01   redemption   price.   The   foregoing
notwithstanding,  the Rights  generally may not be
redeemed   for  one  hundred   eighty  (180)  days
following a change in a majority of the Board as a result of a proxy contest.

                  Until a Right is exercised,  the
holder thereof,  as such, will have no rights as a
stockholder  of the  Company,  including,  without
limitation,  the  right  to  vote  or  to  receive
dividends.  While the  distribution  of the Rights
will  not be  taxable  to  stockholders  or to the
Company,  stockholders  may,  depending  upon  the
circum  stances,  recognize  taxable income in the
event  that  the  Rights  become  exercisable  for
Common   Stock,    Preferred    Stock   or   other
consideration of the Company or for common stock of the acquiring company as set forth above.

                  Any  of  the  provisions  of the
Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution
Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights
Agreement; provided, however, that no amendment may be made at such time as the Rights are not redeemable.

                  A copy of the  Rights  Agreement
has been filed with the  Securities  and  Exchange
Commission  as an Exhibit  to a Current  Report on
Form  8-K.  A copy  of  the  Rights  Agreement  is
available  free of charge from the  Company.  This
summary description of the Rights does not purport
to be complete and is qualified in its entirety by
reference  to  the  Rights  Agreement,   which  is
incorporated herein by reference.